UNITED STATES
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Washington, D.C. 20549
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Lamb Weston Holdings, Inc. 599 S. Rivershore Lane Eagle, Idaho 83616
August 9, 2024
Dear Fellow Stockholder:
We are pleased to invite you to our Annual Meeting of Stockholders to be held on Thursday, September 26, 2024 at 8:00 a.m. Mountain Daylight Time at our offices at 533 S. Rivershore Lane, Eagle, Idaho.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide details about the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by telephone, by Internet or by signing, dating and returning your proxy card by mail. As always, we encourage you to vote your shares prior to the Annual Meeting.
Thank you for your support and interest in Lamb Weston.
Sincerely,

W.G. Jurgensen Chairman of the Board of Directors	Thomas P. Werner Director, President and Chief Executive Officer

LAMB WESTON HOLDINGS, INC.
599 S. Rivershore Lane
Eagle, Idaho 83616
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Date and Time
Thursday, September 26, 2024
8:00 a.m. Mountain Daylight Time
Place
Lamb Weston Holdings, Inc.
533 S. Rivershore Lane
Eagle, Idaho 83616
If you attend the Annual Meeting, you will be asked to present a valid form of government-issued photo identification and an admission ticket or bank/brokerage statement to confirm stock ownership as of the record date.
Whether or not you plan to attend, please be sure to vote your shares by proxy. As always, we encourage you to vote your shares prior to the Annual Meeting. It is important that your shares be represented.
Items of Business
•To elect as directors the director nominees named in the Proxy Statement
•To hold an advisory vote to approve the compensation of our named executive officers
•To ratify the selection of KPMG LLP as our independent auditors for fiscal 2025
•To approve an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law
•To transact any other business properly presented at the Annual Meeting
Who May Vote
Stockholders of record as of the close of business on July 29, 2024 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.
August 9, 2024
Phuong T. Lam
Vice President and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 26, 2024
Our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended May 26, 2024 are available at www.proxyvote.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials.
We began making our proxy materials first available on August 9, 2024.

Page
PROXY STATEMENT SUMMARY	1

ITEM 1. ELECTION OF DIRECTORS	3
Director Nomination and Qualification	3

ITEM 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	16

ITEM 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	17
Review of Independent Auditors	17
Selection of Independent Auditors	17

ITEM 4. APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW	18

CORPORATE GOVERNANCE	20
Corporate Governance Principles	20
Key Corporate Governance Practices	20
Corporate Governance Materials	22
Board Leadership Structure	22
Director Independence	23
Oversight of Risk Management	23
Meeting Attendance	24
Code of Conduct and Code of Ethics for Senior Corporate Financial Officers	25
Delinquent Section 16(a) Reports	25
Stakeholder Engagement and Communications with the Board	26
Review of Transactions with Related Persons	26

BOARD COMMITTEES AND MEMBERSHIP	27
Committee Membership	27
Audit and Finance Committee	27
Compensation and Human Capital Committee	30
Nominating and Corporate Governance Committee	32

NON-EMPLOYEE DIRECTOR COMPENSATION	34
Summary of 2024 Compensation Elements	34
Director Stock Ownership Requirements	35
2024 Non-Employee Director Compensation Table	35

COMPENSATION DISCUSSION AND ANALYSIS	37
Overview	38
What We Pay and Why	42
How We Make Executive Compensation Decisions	52
Compensation Committee Report for the Year Ended May 26, 2024	53

EXECUTIVE COMPENSATION TABLES	54
Summary Compensation Table—Fiscal 2024	54
Grants of Plan-Based Awards—Fiscal 2024	56
Outstanding Equity Awards at Fiscal Year-End—Fiscal 2024	57
i

ii

PROXY STATEMENT SUMMARY
In this Proxy Statement, “we,” “us,” “our,” “Company” and “Lamb Weston” refer to Lamb Weston Holdings, Inc.
This summary highlights select information contained elsewhere in this Proxy Statement. This is not a complete description, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING

Time and Date	8:00 a.m. MDT on Thursday, September 26, 2024
Place	Lamb Weston Holdings, Inc., 533 S. Rivershore Lane, Eagle, Idaho 83616
Record Date	July 29, 2024 (the “Record Date”)
Voting	Stockholders as of the Record Date are entitled to one vote per share of our common stock on each matter to be voted upon at the Annual Meeting
Admission	You must register in advance in order to attend the Annual Meeting by following the registration instructions described in Question 18 under “Procedural Matters and Frequently Asked Questions” in this Proxy Statement

VOTING ITEMS AND BOARD RECOMMENDATION

Voting Item		Board Recommendation	Page Reference
Item 1 –	Election of Directors	For all nominees	3
Item 2 –	Advisory Vote to Approve Executive Compensation	For	16
Item 3 –	Ratification of the Selection of KPMG LLP as Independent Auditors for Fiscal Year 2025	For	17
Item 4 –	Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware Law	For	18
We will also transact any other business that properly comes before the Annual Meeting.

BOARD OF DIRECTORS
The table below provides summary information about each director nominee as of July 29, 2024.

Name	Age	Director Since	Occupation and Experience	Independent	Audit & Finance	Comp & HC	N&CG
Peter J. Bensen	62	2017	President, Bensen LLC	Yes	X
Charles A. Blixt	72	2016	Principal, C&D Ventures	Yes		X	Chair
Robert J. Coviello	56	2020	Chief Sustainability Officer and Government Affairs, Bunge Global SA	Yes	X
Rita Fisher	54	2023	Chief Information Officer and EVP, Supply Chain, Reynolds Consumer Products Inc.	Yes	X
André J. Hawaux	63	2017	Former EVP and Chief Operating Officer, DICK’S Sporting Goods, Inc.	Yes	Chair
W.G. Jurgensen (Chairman)	72	2016	Former Chief Executive Officer and Director, Nationwide Financial Services, Inc.	Yes
Hala G. Moddelmog	68	2017	President and Chief Executive Officer, Woodruff Arts Center	Yes		X	X
Robert A. Niblock	61	2020	Former Chairman of the Board, President and Chief Executive Officer, Lowe’s Companies, Inc.	Yes		X	X
Maria Renna Sharpe	65	2016	Managing Principal, Sharpe Human Solutions, LLC	Yes		Chair	X
Thomas P. Werner	58	2016	President and Chief Executive Officer, Lamb Weston	No

EXECUTIVE COMPENSATION SUMMARY
Consistent with the provisions of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and related U.S. Securities and Exchange Commission (“SEC”) rules, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, or NEOs (as defined under “Compensation Discussion and Analysis” below). This “say-on-pay” vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs as described in this Proxy Statement.
Our executive compensation program is designed to encourage and reward behavior that promotes attainment of annual and long-term Lamb Weston goals and sustainable growth in value for our stockholders. The Compensation and Human Capital Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) believes that the program should accomplish the following objectives:
•provide a competitive total compensation opportunity to recruit, retain and motivate talented executives who drive our success;
•encourage achievement of strategic and financial objectives and creation of stockholder value;
•integrate and balance annual and long-term performance;
•align executives’ interests with stockholders’ interests;
•manage cost and share dilution; and
•ensure compensation plans do not encourage inappropriate risk taking.
As described in further detail under “Compensation Discussion and Analysis” below, consistent with these objectives, our compensation program has been designed with a view toward linking a significant portion of the compensation of each NEO to Company performance and the growth in the value of Lamb Weston. Please read “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this Proxy Statement for additional details about our executive compensation program, including information about our NEOs’ fiscal year 2024 compensation.
AUDITORS
As a matter of good governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending May 25, 2025.
AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
Delaware recently amended certain provisions of the Delaware General Corporation Law to permit Delaware corporations to eliminate or limit the personal liability of officers for monetary damages associated with claims of breach of the duty of care in certain instances. The Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Amended and Restated Certificate of Incorporation to provide for such officer exculpation.

ITEM 1. ELECTION OF DIRECTORS
Director Nomination and Qualification
The Nominating and Corporate Governance Committee (the “Governance Committee”) of our Board is responsible for identifying, evaluating and recommending to the Board director nominees for election at the Annual Meeting. The Governance Committee considers Board candidates suggested by Board members, management and stockholders. The Governance Committee may also retain a third-party search firm to identify candidates. Based on the Governance Committee’s recommendation, our Board has nominated all of our current directors for election at the Annual Meeting. All of the director nominees were elected by stockholders at our 2023 annual meeting of stockholders. For more information regarding the director nomination process, see “Board Committees and Membership—Nominating and Corporate Governance Committee” below.
General Qualifications
The Board believes all directors should possess certain attributes, including personal and professional integrity, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers. Under our Corporate Governance Principles (the “Principles”), when evaluating the suitability of individuals for nomination, the Governance Committee considers the individual’s background, the Board’s skill needs, diversity and business experience. The Governance Committee also considers an individual’s ability to devote sufficient time and effort to fulfill his or her Lamb Weston responsibilities, taking into account the individual’s other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy.
When determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities.
Diversity
Our Principles provide that the Governance Committee will review with the Board the requisite skills and characteristics for Board members, a review which includes assessing diversity. The Governance Committee believes that diversity offers a significant benefit to the Board and Lamb Weston, as varying viewpoints contribute to a more informed and effective decision-making process. The Board will consider factors such as diversity on the basis of race, color, national origin, gender, religion, disability, sexual orientation and professional experience. As such, when evaluating candidates for nomination as new directors, the Governance Committee will include, and have any search firm that it engages include, qualified candidates with a diversity of gender and race or ethnicity in the pool from which the committee selects director candidates. In addition, the Governance Committee seeks broad experience in relevant industries, professions and areas of expertise important to our operations, including manufacturing, marketing, finance and accounting. As shown below under “—Individual Skills and Experience,” the director nominees have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers.
Individual Skills and Experience
When evaluating potential director nominees, the Governance Committee considers each individual’s professional expertise and educational background in addition to the qualifications described above. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of individuals that will result in a Board that is strong in its collective qualifications, knowledge, diversity and experience, allowing the Board to fulfill its responsibilities and best perpetuate our long-term success and represent our stockholders’ interests. To help the Governance Committee determine whether director nominees qualify to serve on our Board and would contribute to the Board’s current and future needs, director nominees complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Additionally, the Governance Committee conducts annual evaluations of the Board and each committee that assess the experience, skills, qualifications, diversity and contributions of each individual and of the group as a whole.
Based upon its discussions with the Board, the Governance Committee has identified key competencies that are desirable for the Board to fulfill its current and future obligations, including:
•Leadership Experience. Served or is serving as a Chief Executive Officer, Chief Operating Officer, Chief Administrative Officer, senior executive, division president or functional leader within a complex organization. Leadership experience gives a director the ability to motivate, manage, identify and develop leadership qualities in others and the practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
•Financial Acumen. Experience in and an understanding of financial reporting and accounting processes and complex financial transactions. Directors with an understanding of financial reporting and accounting processes, particularly in large, global businesses, are essential for ensuring effective oversight of the Company’s financial reporting and internal controls.
•Operational Experience. Significant operating experience as a current or former executive of a large global company or other large organization gives a director practical insight and expertise that will help develop, implement and assess our operating plan and business strategy.
•Risk and Compliance Oversight Expertise. Experience overseeing complex risk management matters strengthens the Board’s oversight of risks facing the Company.
•Strategic or Mergers & Acquisitions (“M&A”) Experience. Experience with complex strategic transactions, including mergers, acquisitions and divestitures, as well as the successful integration of acquired businesses. Directors who have experience leading organizations through significant strategic transactions, including acquisitions, divestitures and integration, provide guidance and oversight as the Company implements its strategy.
•Retail or Consumer Packaged Goods (“CPG”) Expertise. Experience in the food or consumer products industry, or other complementary field, such as retail. Directors with experience in dealing with consumers, particularly in the areas of producing and selling products or services to consumers, provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends.
•Quick Service Restaurant (“QSR”) Expertise. Experience as executives or directors or in other leadership positions at QSRs provides valuable insights into an industry that includes many of our largest customers.
•International Experience. Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S. promotes an understanding of different cultural, political, and regulatory requirements and contributes to a diversity of perspectives in Board decision-making.
•Corporate Governance Expertise. Experience as executives or directors of other publicly traded companies provides directors with a solid understanding of the extensive and complex oversight responsibilities of public company boards and helps further our goals of greater transparency, accountability for management and the Board and protection of our stockholders’ interests.
•Environmental, Sustainability or Social Responsibility Expertise. Experience in environmental matters, community affairs, and/or social responsibility initiatives, including sustainability and diversity, equity and inclusion, supports our goals to operate ethically, and with accountability and transparency.
•Human Capital Expertise. Experience in management of labor relations, human resources, talent management, succession planning and compensation contributes to the Board’s practical understanding in Company decision-making and strategy, including regarding the attraction, retention and development of our workforce.
•Information Technology and Security Experience. Experience with information technology and security allows directors to provide helpful oversight with respect to cybersecurity matters and the use of technology and modernization of the Company’s technology infrastructure to enhance the efficiency of our operations.

The following table highlights each director nominee’s skills, knowledge, experience or expertise and demographics. Because the table below is a summary, it does not include all of the skills, knowledge, experiences, expertise and diversity that each director nominee offers.

Skills, Knowledge, Experience and Expertise	Bensen	Blixt	Coviello	Fisher	Hawaux	Jurgensen	Moddelmog	Niblock	Sharpe	Werner
Leadership	●	●	●	●	●	●	●	●	●	●
Financial	●	●		●	●	●	●	●	●	●
Operational	●		●	●	●	●	●	●		●
Risk & Compliance	●	●	●	●	●	●		●	●	●
Strategic or M&A*	●	●	●		●	●	●	●	●	●
Retail or CPG*		●		●	●			●	●	●
QSR	●						●
International	●	●	●		●	●	●		●	●
Corporate Governance	●	●	●		●	●	●	●	●	●
Envt, Sustainability or Social Responsibility*		●	●				●		●
Human Capital						●			●
Information Technology & Security	●			●	●
Demographics	Bensen	Blixt	Coviello	Fisher	Hawaux	Jurgensen	Moddelmog	Niblock	Sharpe	Werner
Race/Ethnicity
African American/Black			●
White/Caucasian	●	●		●	●	●	●	●	●	●
Gender
Female				●			●		●
Male	●	●	●		●	●		●		●
Board Tenure	Bensen	Blixt	Coviello	Fisher	Hawaux	Jurgensen	Moddelmog	Niblock	Sharpe	Werner
Years	7	8	4	1	7	8	7	4	8	8
*Noted directors may have one or more areas of experience. See below for more information about each director’s professional experience.
The Board believes that all the director nominees are highly qualified. As the table above and biographies below show, the director nominees have significant leadership and professional experience, knowledge and skills that qualify them for service on our Board. As a group, they represent diverse views, experiences and backgrounds. All director nominees satisfy the criteria set forth in our Principles and possess the experience, skills and qualities necessary to fully perform his or her duties as a director and contribute to our success.
The Governance Committee recommended, and the Board nominated, each of the director nominees listed below for election at the Annual Meeting. All director nominees are standing for election as directors to hold office for a one-year term expiring at the 2025 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The following presents information regarding each director nominee as of July 29, 2024, including information about the director’s professional experience, public company directorships held and qualifications.
The persons named as proxies in the proxy card or electronic voting form will vote the shares represented by the proxy card or electronic voting form FOR or AGAINST the director nominees or ABSTAIN from voting, as instructed in the proxy card or electronic voting form. If a director nominee should become unavailable to serve as a director, an event that we do not anticipate occurring prior to or at the Annual Meeting, the persons designated as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of directors on our Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR EACH NOMINEE.

Director Nominee	Experiences and Qualifications
Peter J. Bensen Age – 62 President, Bensen LLC Director Since December 2017
Mr. Bensen has served as President of Bensen LLC, a board consulting firm, since January 2018. Prior to that, he served as Chief Administrative Officer of McDonald’s Corporation, a quick service restaurant chain, from March 2015 until his retirement in September 2016. He also served as McDonald’s Corporation’s Corporate Senior Executive Vice President and Chief Financial Officer from May 2014 through February 2015, and Corporate Executive Vice President and Chief Financial Officer from January 2008 through April 2014. Prior to joining McDonald’s Corporation in 1996, Mr. Bensen was a senior manager for Ernst & Young LLP, a professional services firm. Mr. Bensen is a certified public accountant and has a Bachelor of Science degree in accounting from St. Joseph’s College Indiana. He currently serves on the board of directors of CarMax, Inc., where he has served since April 2018. Mr. Bensen also served on the board of directors of Catamaran Corporation from December 2011 to July 2015.
Summary of experiences, qualifications and skills considered in nominating Mr. Bensen:
•Leadership, Operational and Strategic Experience: Strong leadership and strategic capabilities, insights and operational experience, including from his service as Chief Administrative Officer and Chief Financial Officer of McDonald’s Corporation;
•Financial Acumen, Risk & Compliance Oversight Expertise and Information Technology and Security Experience: Significant expertise in financial reporting and internal controls and procedures, risk management and information technology and security from his experience in finance executive roles, including Chief Financial Officer at McDonald’s Corporation, which included overseeing the information technology organization; and
•QSR Expertise and International Experience: Deep knowledge of the quick service restaurant industry from his service with McDonald’s Corporation, a large global quick service restaurant chain.

Director Nominee	Experiences and Qualifications
Charles A. Blixt Age – 72 Principal, C&D Ventures Director Since November 2016
Mr. Blixt has served as a principal of C&D Ventures, a company that invests in entrepreneurial startups and other businesses that require capital and/or business and legal expertise, since 2009. Before this, Mr. Blixt served as the interim General Counsel of Krispy Kreme Doughnuts, Inc., a retailer and wholesaler of doughnuts, complementary beverages and packaged sweets, from September 2006 until April 2007. Mr. Blixt was also Executive Vice President and General Counsel of Reynolds American, Inc., a tobacco products company, from 2004 to 2006, and Executive Vice President and General Counsel for R.J. Reynolds Tobacco Holdings, Inc., a tobacco products company, from 1995 to 2004. Mr. Blixt has a Bachelor of Arts degree in English and a Juris Doctor degree from the University of Illinois at Urbana-Champaign. Mr. Blixt currently serves on the board of directors of Swedish Match AB, where he has served since 2015, and previously from 2007 to 2011. Mr. Blixt also served on the boards of directors of Atrum Coal Ltd. from 2017 until March 2021, Krispy Kreme Doughnuts, Inc. from 2007 to 2016 and Targacept, Inc. from 2000 to 2015.
Summary of experiences, qualifications and skills considered in nominating Mr. Blixt:
•Leadership and International Experience and CPG Expertise: Strong leadership capabilities and insights, particularly with major global consumer brands, from his roles as General Counsel for Krispy Kreme Doughnuts, Inc. and Reynolds American, Inc.;
•Risk & Compliance Oversight and Social Responsibility Expertise and M&A Experience: Deep expertise in risk and compliance oversight, social responsibility initiatives, including community affairs and ethics compliance, and knowledge of M&A from his extensive experience as a chief legal officer; and
•Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his legal background and board service to other public companies.

Director Nominee	Experiences and Qualifications
Robert J. Coviello Age – 56 Chief Sustainability Officer and Government Affairs, Bunge Global SA Director Since March 2020
Mr. Coviello has served as Chief Sustainability Officer and Government Affairs of Bunge Global SA, an agribusiness and food company ("Bunge"), since May 2019. Prior to that, he served as Bunge’s Chief Growth and Strategy Officer from January 2019 until April 2019 and Managing Director, China, Southeast Asia and Australia from 2016 to 2018. Since joining Bunge in 2003, Mr. Coviello has also held a variety of commercial leadership positions in Asia, Europe and the United States, including Asia Commercial Director, Agribusiness and Director, Global Operations. Prior to Bunge, he served in various merchant and trading roles with Cargill, Incorporated, a provider of food, agricultural, financial and industrial products and services. Mr. Coviello has a Bachelor of Arts degree in history from Dartmouth College and a Master of Business Administration degree from Harvard Business School.
Summary of experiences, qualifications and skills considered in nominating Mr. Coviello:
•Leadership and Operational Experience: Strong leadership capabilities, insights and operational experience from his senior positions at Bunge, including commercial leadership positions;
•Strategic and International Experience: Valuable experience in strategic and commercial leadership positions in Asia and Europe; and
•Risk & Compliance Oversight and Environmental, Sustainability & Social Responsibility Expertise: Deep expertise in risk and compliance oversight and strong understanding and knowledge in environmental and sustainability matters and government affairs from his experience as Chief Sustainability Officer and Government Affairs of Bunge.

Director Nominee	Experiences and Qualifications
Rita Fisher Age – 54 Chief Information Officer and Executive Vice President, Supply Chain, Reynolds Consumer Products Inc. Director Since July 2023
Ms. Fisher has served as the Chief Information Officer and Executive Vice President, Supply Chain of Reynolds Consumer Products Inc., a consumer products company, since August 2017. Prior to joining Reynolds Consumer Products, Ms. Fisher served as Vice President and Head of Global Business Services for Kraft Heinz Company, a food and beverage company. During her 22 years at Kraft Heinz and its predecessor companies, she held many global and regional roles in Information Technology and Supply Chain, including Head of Global IT and Senior Director Supply Chain Transformation. Ms. Fisher has a Bachelor of Science degree in mathematics and computer science from the University of Illinois at Chicago and a Master of Science degree in computer science from DePaul University.
Summary of experiences, qualifications and skills considered in nominating Ms. Fisher:
•Leadership Experience and CPG Expertise: Strong leadership capabilities and insights from her senior positions at major global consumer brands, Reynolds Consumer Products and Kraft Heinz;
•Operational Experience: Significant operational and supply chain experience and deep understanding of manufacturing as Executive Vice President, Supply Chain at Reynolds Consumer Products, as well as various supply chain roles at Kraft Heinz; and
•Risk & Compliance Oversight Expertise and Information Technology and Security Experience: Significant and valuable experience in risk and compliance oversight and information technology and security from her role as Chief Information Officer at Reynolds Consumer Products, as well as various information technology roles at Kraft Heinz.

Director Nominee	Experiences and Qualifications
André J. Hawaux Age – 63 Former Executive Vice President and Chief Operating Officer, DICK’S Sporting Goods, Inc. Director Since July 2017
Mr. Hawaux served as the Executive Vice President and Chief Operating Officer of DICK’S Sporting Goods, Inc., a sporting goods retailer (“DICK’S”), from August 2015 until August 2017. He also served as DICK’S interim principal financial officer from August 2016 to September 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer from February 2015 to August 2015 and Executive Vice President, Finance, Administration and Chief Financial Officer from June 2013 to January 2015. Prior to joining DICK’S in 2013, Mr. Hawaux served as the President, Consumer Foods at Conagra Brands, Inc. (formerly, ConAgra Foods, Inc. “Conagra”), a food company, beginning in 2009. From 2006 to 2009, Mr. Hawaux served as Conagra’s Executive Vice President and Chief Financial Officer where he was responsible for the company’s Finance and Information Systems and Services organizations. Prior to joining Conagra, Mr. Hawaux served as general manager of a large U.S. division of PepsiAmericas, a food and beverage company, and previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International’s China business unit. Mr. Hawaux has a Bachelor of Business Administration degree in accounting from Pace University and a Master of Business Administration degree in international finance from Southern New Hampshire University. He currently serves on the boards of directors of PulteGroup, Inc., where he has served since 2013, and Tractor Supply Company, where he has served since July 2022.
Summary of experiences, qualifications and skills considered in nominating Mr. Hawaux:
•Leadership, Operational, Strategic and International Experience and Retail and CPG Expertise: Strong leadership and strategic capabilities, insights and operational and international experience, particularly with major consumer focused global public companies, including as Executive Vice President and Chief Operating Officer of DICK’S and President, Consumer Foods at Conagra;
•Financial Acumen and Risk & Compliance Oversight Expertise: Deep expertise in financial reporting, internal controls and procedures and risk management and knowledge of financial and capital markets, from his extensive experience in finance executive roles with large multi-national public companies; and
•Information Technology and Security Experience: Valuable experience in information technology and security from his oversight of significant information technology projects while serving in finance executive roles at DICK’S.

Director Nominee	Experiences and Qualifications
W.G. Jurgensen Age – 72 Chairman of the Board, Former Chief Executive Officer and Director, Nationwide Financial Services, Inc. Director Since November 2016
Mr. Jurgensen was appointed Chairman of the Board in September 2017. He previously served as Chief Executive Officer and a director of Nationwide Financial Services, Inc., a diversified insurance and financial services organization, and its parent, Nationwide Mutual Insurance Company, from 2000 until his retirement in 2009. He also served as Chief Executive Officer and a director of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial, Nationwide Mutual, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. Before joining Nationwide, Mr. Jurgensen served as an Executive Vice President with Bank One Corporation (now a part of JPMorgan Chase & Co.), where he was responsible for corporate banking products, including capital markets, international banking and cash management, and later served as Chief Executive Officer for First Card, First Chicago Corporation’s credit card subsidiary. Mr. Jurgensen has a Bachelor of Business Administration degree and a Master of Business Administration degree from Creighton University. He previously served on the boards of directors of American International Group, Inc. from May 2013 to May 2023, Conagra from August 2002 to November 2016 and The Scotts Miracle-Gro Company from May 2009 until June 2013.
Summary of experiences, qualifications and skills considered in nominating Mr. Jurgensen:
•Leadership, Operational, Strategic and International Experience: Strong leadership and strategic capabilities and insights and international and operational experience, including from his service as Chief Executive Officer and other senior positions at several global financial services organizations;
•Financial Acumen and Risk & Compliance Oversight Expertise: Significant expertise in finance, accounting and risk and compliance oversight, including risk assessment and risk management experience, from his service at insurance companies; and
•Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his board service to other public companies.

Director Nominee	Experiences and Qualifications
Hala G. Moddelmog Age – 68 President and Chief Executive Officer, Woodruff Arts Center Director Since July 2017
Ms. Moddelmog has served as the President and Chief Executive Officer of the Woodruff Arts Center, a visual and performing arts center, since September 2020. She previously served as the President and Chief Executive Officer of the Metro Atlanta Chamber from 2014 until June 2020. She was the first woman to lead the over 160-year-old organization, which covers 29 counties and more than 15 Fortune 500 companies, as well as a multitude of small and medium-sized enterprises in the 9th largest metropolitan region in the United States. From 2010 to 2013, Ms. Moddelmog was the President of Arby’s Restaurant Group, Inc., a division of Wendy’s/Arby’s Group, Inc., a quick service restaurant chain. Prior to her tenure at Arby’s Restaurant Group, Ms. Moddelmog was President and Chief Executive Officer of Susan G. Komen for the Cure, a breast cancer organization, Chief Executive Officer of Catalytic Ventures, LLC, an entity she formed to invest and consult in multi-unit retail, and President of Church’s Chicken, a subsidiary of AFC Enterprises, Inc., a quick service restaurant chain. Ms. Moddelmog has a Bachelor of Arts degree in English from Georgia Southern University and a Master of Arts degree in journalism and mass communications from the University of Georgia. Ms. Moddelmog currently serves on the board of directors of Corpay, Inc. (formerly, FleetCor Technologies, Inc.), where she has served since April 2017.
Summary of experiences, qualifications and skills considered in nominating Ms. Moddelmog:
•Leadership Experience: Strong leadership capabilities and insights, including from her services as President and Chief Executive Officer at the Woodruff Arts Center and the Metro Atlanta Chamber;
•QSR Expertise and Operational, Strategic and International Experience: Deep knowledge of the quick service restaurant industry and international, operational and strategic experience from her service with multiple global quick service restaurant chains; and
•Corporate Governance and Social Responsibility Expertise: Strong corporate governance and social responsibility expertise, including significant experience in human capital strategy, specifically diversity, equity and inclusion, from her executive positions and board service to other public companies.

Director Nominee	Experiences and Qualifications
Robert A. Niblock Age – 61 Former Chairman of the Board, President and Chief Executive Officer, Lowe’s Companies, Inc. Director Since March 2020
Mr. Niblock served as Chairman of the Board, President and Chief Executive Officer of Lowe’s Companies, Inc., a retail company specializing in home improvement (“Lowe’s”), from January 2005 until July 2018 and as President of Lowe’s from 2011 until July 2018, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman- and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993, and, during his career with the company, he also served as Vice President and Treasurer, Senior Vice President, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with Ernst & Young, LLP, a professional services firm. Mr. Niblock served as a member of the board of directors of the Retail Industry Leaders Association from 2003 until 2018 and served as its Secretary from 2012 until 2018. He previously served as its chairman in 2008 and 2009 and as vice chairman in 2006 and 2007. Mr. Niblock has a Bachelor of Science degree in accounting from the University of North Carolina, Charlotte. Mr. Niblock currently serves on the boards of directors of ConocoPhillips, where he has served since February 2010, and PNC Financial Services Group, Inc., where he has served since January 2022.
Summary of experiences, qualifications and skills considered in nominating Mr. Niblock:
•Leadership Experience and Corporate Governance Expertise: Strong leadership capabilities and insights and broad understanding of governance issues facing public companies, including from his service as Chairman of the Board and Chief Executive Officer of Lowe’s, lead independent director at ConocoPhillips, and previous Chair of the Human Resources and Compensation Committee of ConocoPhillips;
•Financial Acumen, Operational Experience and Risk & Compliance Oversight Expertise: Significant expertise in operations, finance, accounting and risk and compliance oversight from his service as Chief Executive Officer of Lowe’s and at Ernst & Young, LLP; and
•Strategic Experience and Retail Expertise: Strong knowledge and strategic expertise in retail from his experience as Chief Executive Officer of Lowe’s and as a member of the board of directors of the Retail Industry Leaders Association.

Director Nominee	Experiences and Qualifications
Maria Renna Sharpe Age – 65 Managing Principal, Sharpe Human Solutions, LLC Director Since November 2016
Ms. Sharpe has served as Managing Principal of Sharpe Human Solutions, LLC, a human resource consulting and commercial real estate investments company, since 2016. Prior to that, Ms. Sharpe served as Senior Vice President, Global Human Capital Management, Services & Operations at PepsiCo, Inc., a food and beverage company, from 2014 to 2016, and was Chief Human Resources Officer, PepsiCo Europe from 2010 to 2014 and Senior Vice President, Compensation, Benefits & Human Resource Systems from 2008 to 2010. From 2004 until 2008, Ms. Sharpe was Chief Human Resources Officer & Corporate Secretary of UST Inc., a tobacco products company, responsible for the company’s human resources function and corporate governance matters. Before that, Ms. Sharpe held various senior human resources and legal positions at PepsiCo, Inc., including Vice President, Benefits from 2002 to 2004, Vice President, Compensation from 1999 to 2002 and Vice President, Human Resources Counsel from 1995 to 1999. Ms. Sharpe has a Bachelor of Science degree in accounting from Syracuse University and a Juris Doctor degree from Boston University. She is licensed to practice law in multiple states. Ms. Sharpe currently serves on the board of directors of LGI Homes, Inc., where she has served since January 2022 and is currently Chair of its compensation committee.
Summary of experiences, qualifications and skills considered in nominating Ms. Sharpe:
•Leadership, Risk & Compliance Oversight Expertise and M&A and International Experience: Strong management, leadership, risk and compliance oversight and M&A and international experience, particularly with major consumer brands, from her role as Senior Vice President, Global Human Capital Management, Services & Operations at PepsiCo, Inc.;
•CPG Expertise: Understanding of strategic and marketplace challenges for consumer products companies from her tenure with PepsiCo, Inc.; and
•Corporate Governance and Social Responsibility and Human Capital Expertise: Strong corporate governance, social responsibility and human capital expertise, including significant experience in global human capital management and labor strategy, including diversity, equity and inclusion, assessment and succession planning for executives, and design and administration of worldwide compensation, career management and benefit programs and management systems.

Director Nominee	Experiences and Qualifications
Thomas P. Werner Age – 58 President and Chief Executive Officer, Lamb Weston Director Since November 2016
Mr. Werner has served as our President and Chief Executive Officer and a member of our board of directors since November 2016. Prior to that, he served as President, Commercial Foods, for Conagra, a food company, since May 2015. In that role, he led the company’s Lamb Weston and Foodservice businesses, as well as its previously divested Spicetec Flavors & Seasonings and J.M. Swank operations. Mr. Werner also served as interim President of Conagra’s Private Brands from June 2015 through its divestiture in February 2016. Before his appointment as President, Commercial Foods, Mr. Werner served as Senior Vice President of Finance for Conagra’s Private Brands and Commercial Foods operating segments from June 2013 to April 2015, and Senior Vice President of Finance for Lamb Weston from May 2011 until June 2013. Mr. Werner has a Bachelor of Science degree in Business Administration with an accounting emphasis from Saint Mary of the Plains College and a Master of Business Administration from Rockhurst University.
Summary of experiences, qualifications and skills considered in nominating Mr. Werner:
•Leadership, Strategic and International Experience: Strong leadership and strategic capabilities and insights, particularly with major commercial customers, acquired during his tenure as President of Commercial Foods for Conagra and President and Chief Executive Officer of Lamb Weston;
•CPG Expertise and Operational Experience: Deep knowledge of strategy and business development, operations, finance, marketing and commercial customer insights, supply chain management and sustainability; and
•Financial Acumen and Risk & Compliance Oversight Expertise: Significant expertise in finance, accounting and risk and compliance oversight from his extensive experience in public company finance at Conagra and Lamb Weston.

ITEM 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. We conduct these advisory “say-on-pay” votes on an annual basis, and we expect the next say-on-pay vote to occur at our 2025 annual meeting. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs described in this Proxy Statement. As described in detail under “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, retain and motivate superior executive talent, including our NEOs, who are critical to our success. At the same time, we structure our executive compensation program to focus on stockholders’ interests by incenting superior sustainable performance. Under these programs, we align pay and performance by basing a significant portion of our NEOs’ compensation on:
•achieving strategic and financial goals; and
•increasing stockholder value.
We also have strong compensation-related governance practices to protect our stockholders’ interests. You can find more information about these practices under “Board Committees and Membership—Compensation and Human Capital Committee” and “Compensation Discussion and Analysis.” These practices include the following:
•we have substantial stock ownership and share retention requirements for directors and executive officers that promote alignment of their interests with our stockholders’ interests;
•our long-term incentive program is 100% equity-based;
•more than 86% of our Chief Executive Officer’s target total compensation is at-risk incentive-based pay, of which about 65% is based on long-term performance;
•on average, 75% of target compensation is at-risk incentive-based pay for our other NEOs;
•we do not pay the tax liability related to benefits payable upon a “double trigger” event in connection with a change in control (i.e., no gross-ups);
•we employ our U.S. executive officers “at will” without individual severance agreements or employment contracts;
•we have significant risk mitigators, such as limits on incentive awards, use of multiple performance measures in our incentive plans, stock ownership and holding requirements and executive incentive compensation recoupment (clawback) policies; and
•our policies prohibit hedging, pledging and short sales of Lamb Weston shares.
Please read “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this Proxy Statement for specific details about our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program for our NEOs serves our stockholders’ interests. Accordingly, we ask you to vote “FOR” the following resolution at our Annual Meeting:
“RESOLVED, that Lamb Weston’s stockholders approve, on an advisory basis, the compensation paid to Lamb Weston’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narrative discussion.”
This “say-on-pay” vote is advisory. Therefore, it will not be binding on Lamb Weston, the Compensation Committee or the Board. However, the Board and Compensation Committee value our stockholders’ opinions and expect to consider the outcome of the vote, along with other relevant factors, when considering NEO compensation in the future.
The Board recommends a vote “FOR” the advisory approval of our NEOs’ compensation as disclosed in this Proxy Statement.

ITEM 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
The Audit and Finance Committee (the “Audit Committee”) is directly responsible for the selection, appointment, compensation, retention, oversight and termination of our independent auditors. KPMG LLP, a registered public accounting firm, has served as our independent auditors since 2016 and were appointed in connection with our separation from Conagra on November 9, 2016.
Review of Independent Auditors
The Audit Committee annually reviews the performance of the independent auditors and considers whether to reappoint the firm for the following year or appoint a different firm. In determining which firm to appoint as the Company’s independent auditors for fiscal 2025, the Audit Committee considered numerous factors, including:
•firm capabilities, approach and fees;
•firm tenure as our independent auditors;
•the quality of the work that KPMG LLP has performed for Lamb Weston and its communications with the Audit Committee and management;
•KPMG LLP’s qualifications and experience auditing companies of comparable size and complexity;
•KPMG LLP’s familiarity with our global business and operations, accounting policies and practices and internal control over financial reporting;
•the potential impacts to Lamb Weston from selecting a different independent auditor, including the significant time commitment and potential distraction of resources related to changing independent auditors; and
•firm independence.
In assessing the independence of Lamb Weston’s independent auditors, the Audit Committee considered factors including the nature and amount of non-audit fees and services that the firm provides to Lamb Weston. Also, in conjunction with the required rotation of the auditing firm’s lead engagement partner at least every five years, the Audit Committee and its Chairman are involved in the selection of the independent auditor’s lead engagement partner through a process that includes candidate interviews.
The Audit Committee discusses with the independent auditors the scope of and plans for the audit and is also responsible for the audit fees associated with the retention of the independent auditors. As part of determining what firm to appoint, the Audit Committee discussed audit fees and the audit process with KPMG LLP, including the audit scope, plan and staffing.
Selection of Independent Auditors
Following its review, the Audit Committee selected KPMG LLP as Lamb Weston’s independent auditors for fiscal 2025. The Audit Committee and the Board believe that the continued retention of KPMG LLP as the independent auditor is in our and our stockholders’ best interests and are requesting, as a matter of good corporate governance, that stockholders ratify this selection.
The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. However, if our stockholders do not ratify the selection, the Audit Committee may investigate the reasons for our stockholders’ rejection and may consider whether to retain KPMG LLP or appoint another independent auditor. Furthermore, even if the selection is ratified, the Audit Committee may appoint a different independent auditor if, in its discretion, it determines that such a change would be in Lamb Weston’s and our stockholders’ best interests.
We expect that representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. Additional information about our independent auditors, including our pre-approval policies and KPMG LLP’s aggregate fees for fiscal 2023 and 2024, can be found below under “Board Committees and Membership—Audit and Finance Committee.”
The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as Lamb Weston’s independent auditors for fiscal 2025.

ITEM 4. APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) was amended effective August 1, 2022 to authorize the exculpation of certain officers of Delaware corporations. Specifically, the amendments to the DGCL enable Delaware corporations to limit the liability of certain of their officers, in addition to their directors, in limited circumstances. Previously, the DGCL allowed only exculpation of directors. In light of these amendments, we are proposing to amend our Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of our officers in specific circumstances, as permitted by the DGCL.
The proposed amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Both the DGCL and our proposed amendment would only permit exculpation for direct claims (as opposed to an action by or in the right of the Company, such as derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The proposed amendment would not be retroactive to acts or omissions occurring prior to its effective date.
The proposed amendment to limit the scope of our officers’ liability is intended to strike a balance between stockholders’ interest in accountability and stockholders’ interest in attracting and retaining top talent. The Board has considered the benefits and detriments of eliminating our officers’ personal liability under these specific circumstances. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. The Board believes that aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL empowers our officers to exercise their business judgment in furtherance of stockholder interests. In addition, the nature and the role of officers often requires them to make decisions on crucial matters and in response to time-sensitive opportunities and challenges. These demands can create substantial risk of investigations, claims or actions seeking to impose liability in hindsight regardless of merit, especially in the current litigious environment. This protection has long been afforded to directors. The Board believes the proposed amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors and it would avoid the risk of plaintiffs’ lawyers adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs. Accordingly, the Board believes the proposed amendment would better position the Company to continue to attract and retain top executive talent by providing protection against the potential exposure to liabilities and costs of defense tied to such claims and empowers our officers to best exercise their business judgment.
The Board has considered the narrow class and type of claims for which officers’ liability would be exculpated and the anticipated benefits to the Company and its stockholders and has determined that it would be advisable and in the best interests of the Company and its stockholders to amend the Company’s Amended and Restated Certificate of Incorporation as described herein.
This description of the proposed amendment is a summary and is qualified by the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. You are urged to read the proposed amendment carefully and in its entirety.

Text of Proposed Amendment
Currently, Article VIII of the Company’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of the Company’s directors for any breach of fiduciary duty or other act or omission as a director of the Corporation, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended. The Board proposes amending Article VIII of the Amended and Restated Certificate of Incorporation so that it would state in its entirety as follows (with additions shown as bolded and underlined):
“To the full extent permitted by the Delaware General Corporation Law and any other applicable law currently or hereafter in effect, no Director or officer of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director or officer of the Corporation. No repeal or modification of this Article VIII will adversely affect the protection of any Director or officer of the Corporation provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director or officer of the Corporation occurring prior to the effectiveness of such repeal or modification.
For purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law as the same exists or hereafter may be amended.”
Required Vote
The affirmative vote of a majority of the shares outstanding is required to approve the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the effect of votes against the proposal.
If our stockholders approve the amendment, we intend to file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the amendment to the Amended and Restated Certificate of Incorporation would become effective upon acceptance by the Delaware Secretary of State. We intend to make that filing if, and as soon as practicable after, this proposal is approved at the Annual Meeting.
The Board recommends a vote “FOR” the approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation.

CORPORATE GOVERNANCE
We believe that having and adhering to a strong corporate governance framework is essential to our long-term success. This section describes our corporate governance framework, including our key governance principles and practices, Board leadership structure and oversight functions.
Corporate Governance Principles
The Principles articulate our governance philosophy, practices and policies in a range of areas, including: the Board’s role and responsibilities; composition and structure of the Board; establishment and responsibilities of the committees of the Board; executive and director performance evaluations; and succession planning. The Governance Committee reviews the Principles annually and recommends any changes to the Board for its consideration.
Key Corporate Governance Practices
The Board is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment and adopts governance practices as needed that support informed, competent and independent oversight on behalf of our stockholders. Our Principles provide a summary of these practices and are available on our website as described below under “—Corporate Governance Materials.” Highlights of our corporate governance practices include:
•Annual Election of Directors. To promote greater accountability to stockholders, all of our directors stand for election annually.
•Majority Voting in Uncontested Director Elections with a Director Resignation Policy. Our bylaws require that to be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. If an incumbent nominee is not elected, he or she is required to promptly tender a resignation to the Board, subject to acceptance or rejection by the Board. Within 90 days of the certification of the election results, the Board will publicly disclose its decision as to whether to accept or reject the resignation.
•Proxy Access. Our bylaws permit stockholders to nominate directors through proxy access. Subject to certain terms and conditions set forth in our bylaws, any stockholder, or group of up to 20 stockholders collectively, owning at least 3% of the outstanding shares of Lamb Weston common stock continuously for at least three years, may nominate director candidates for inclusion in our proxy materials.
•Majority of Directors are Independent. The Board has determined that nine of our ten current directors—directors Bensen, Blixt, Coviello, Fisher, Hawaux, Jurgensen, Moddelmog, Niblock and Sharpe—have no material relationship with Lamb Weston and are independent within the meaning of applicable independence standards, including the listing standards of the New York Stock Exchange (“NYSE”) and the categorical standards contained in the Principles.
•Independent Board Leadership. The Principles provide that the Board will appoint a Chairman. As described below under “—Board Leadership Structure,” the Chairman position is currently a position separate from the Chief Executive Officer position. In addition, the Principles provide that if the Chairman of the Board is not an independent director, the Board will select a lead director from the independent directors. Our Chairman, W.G. Jurgensen, is an independent director. Mr. Jurgensen’s strong leadership, strategic capabilities, insights and international and operational experience at several financial service companies; his significant expertise in finance, accounting and risk and compliance oversight, including risk assessment and risk management experience; and his broad understanding of governance issues facing public companies from his board service to other public companies has provided him with unique capabilities and insight with respect to the Company’s business, which are brought to bear in the performance of his responsibilities as Chairman.
•Independent Board Committees and Committee Charters. Each of the Audit Committee, Compensation Committee and Governance Committee is comprised entirely of independent directors and operates under a written charter that has been approved by the full Board.

•Regularly-Scheduled Executive Sessions. The Board meets on a regularly-scheduled basis and holds an executive session without management present at every regularly-scheduled meeting. The Chairman presides at the executive sessions of non-management directors.
•Board and Committee Evaluation Processes. Each of the Board, the Audit Committee, the Compensation Committee and the Governance Committee conducts a self-evaluation of its performance on an annual basis. As part of this process, in addition to discussing the evaluations as a group on the Board and committee levels, the Chair of the Governance Committee meets with each director individually.
•Stock Ownership Guidelines for Directors and Executive Officers. Directors and executive officers are subject to stock ownership guidelines.
◦All non-employee directors are expected to acquire and hold shares of Lamb Weston common stock during their tenure with a value of at least $500,000. Directors are expected to acquire these shares within five years following their first election to the Board. Ownership levels for our non-employee Board members are described under “Non-Employee Director Compensation—Director Stock Ownership Requirements” below.
◦Each executive officer is subject to stock ownership guidelines equal to a multiple of that person’s salary. Thomas Werner, our Chief Executive Officer, is required to own shares of our common stock having a value of at least six times his salary, and each of our other NEOs is required to own shares of our common stock having a value of at least two times his or her salary. See “Compensation Discussion and Analysis—What We Pay and Why—Other Elements of our Fiscal 2024 Executive Compensation Program” for a summary of the stock ownership of each NEO.
•Special Meetings of the Board. Our bylaws allow the Chairman of the Board, Chief Executive Officer or a majority of the Board to call special meetings of the Board.
•Limits on Board Memberships. The Principles provide that a director who is also a Chief Executive Officer of a public company should not serve on more than one public company board, apart from their own. Other directors should not serve on the boards of directors of more than four public companies, including Lamb Weston’s Board. In addition, a member of the Audit Committee may not serve on the audit committees of more than two other public companies while they are serving on our Audit Committee. All of our directors are in compliance with this policy.
•Board Refreshment. As of July 29, 2024, the average tenure of our Board members was about 6.2 years. The Governance Committee reviews individual director evaluations annually in connection with re-nomination processes. No director may be nominated to a new term if he or she would be over age 75 at the time of the election, unless the Board believes that such nomination is in the stockholders’ best interests.
•Anti-Pledging/Hedging Policy. Our directors and executive officers, including our NEOs, are prohibited from pledging their shares of Lamb Weston stock or hedging their ownership of Lamb Weston stock, including by trading in publicly-traded options, puts, calls or other derivative instruments related to Lamb Weston stock or debt.
•Clawback Policies. We have clawback policies that require the forfeiture or recoupment of awards for our executive officers under our incentive plans upon certain restatements (as required by NYSE listing standards and Section 10D of the Exchange Act) or in the event of detrimental conduct by the executive officer.
•Insider Trading Policy. We have adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and other covered persons and is designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards.

Corporate Governance Materials
To learn more about our governance practices, you can access the following documents at https://investors.lambweston.com/corporate-governance/governance-documents. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.
•Corporate Governance Principles
•Board Committee Charters
•Code of Conduct
•Code of Ethics for Senior Corporate Financial Officers
•Procedures for bringing concerns or complaints to the attention of the Audit Committee
•Procedures for communicating with the Board, the Chairman of the Board, our non-management directors as a group or, if applicable, the Lead Director
The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.
Board Leadership Structure
Our current Board leadership structure consists of:
•separate Chairman and Chief Executive Officer roles;
•an independent Chairman;
•all independent directors, except the Chief Executive Officer;
•independent Board committees; and
•governance practices that promote independent leadership and oversight.
Separate Chairman and Chief Executive Officer
The Principles provide the Board flexibility in determining its leadership structure. The Board’s current leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. Currently, W.G. Jurgensen serves as Chairman of our Board and Thomas Werner serves as our Chief Executive Officer. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time, as it provides the Company and the Board with strong leadership and independent oversight of management and allows the Chief Executive Officer to focus primarily on the management and operation of our business.
With separate Chairman and Chief Executive Officer roles, our Chairman can lead the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content and timely flow of information, engaging with the Chief Executive Officer and senior leadership team between Board meetings on business developments and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives, particularly on the strategic direction of the Company. In addition, our Chairman presides over stockholder meetings, Board meetings and executive sessions of the independent directors, which occur during each regularly scheduled Board meeting, and has authority to call meetings of the independent directors. Meanwhile, our Chief Executive Officer can focus on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing our leaders and promoting employee engagement at all levels of the organization. As described below, we believe that our governance practices ensure that skilled and experienced independent directors provide independent leadership.
The Board periodically evaluates its leadership structure and determines the most appropriate leadership structure at that time. In considering which leadership structure will allow it to most effectively carry out its responsibilities and best represent stockholders’ interests, the Board takes into account various factors. Among them are our specific business needs, our operating and financial performance, industry conditions, economic and regulatory environments, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the results of Board and committee annual self-assessments, the advantages and disadvantages of alternative leadership structures based on circumstances at that time and our corporate governance practices.

Director Independence
The Board has determined that nine of our ten current directors—Mses. Fisher, Moddelmog and Sharpe and Messrs. Bensen, Blixt, Coviello, Hawaux, Jurgensen and Niblock—have no material relationships with Lamb Weston and are independent within the meaning of applicable independence standards. Mr. Werner is not independent since he is a Lamb Weston employee. In addition, there is no family relationship between any director or executive officer of the Company.
The Principles require that a majority of the directors meet the NYSE independence standards. For a director to be considered independent, the Board must affirmatively determine, after reviewing all relevant information, that a director has no material relationship with Lamb Weston. In making its independence determinations, the Board has established categorical independence standards, including whether a director or a member of the director’s immediate family has any current or past employment or affiliation with Lamb Weston or the independent auditors. These standards are generally consistent with the NYSE’s independence standards and are included in the Principles.
In addition to satisfying our independence standards, each member of the Audit Committee of the Board must satisfy an additional SEC independence requirement that provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director’s compensation and may not be an “affiliated person” of Lamb Weston. Each member of the Audit Committee satisfies this additional independence requirement.
Similarly, the SEC and NYSE have adopted rules relating to the independence of members of the Compensation Committee of the Board. These rules require consideration of the source of the Compensation Committee member’s compensation, including any consulting, advisory or other compensatory fees paid to the Compensation Committee member, and the Compensation Committee member’s affiliation with us, any of our subsidiaries or any affiliates of our subsidiaries. Each member of the Compensation Committee satisfies these additional independence requirements.
Oversight of Risk Management
Our senior leadership is responsible for identifying, assessing and managing our exposure to risk. A component of this work is performed through a management-led Risk Oversight Committee, chaired by our Chief Financial Officer. In addition, we annually update Lamb Weston’s enterprise risk management (“ERM”) assessment through surveys and discussions with senior management, across functional areas and business units, and the Board. From time to time, the assessment may also include consultation with outside advisors and experts. The Company’s ERM program is designed to identify, assess and prioritize the Company’s risk exposures across various time frames, from the short-term to the long-term. The ERM assessment evaluates identified risks based on their potential magnitude, likelihood and immediacy and reported to management. For certain key risks, management risk response plans, whether current or planned, are evaluated and updated as necessary to mitigate and manage identified risks. The management risk response plans address drivers that impact the identified risks and responsibility is assigned to certain members of senior management to implement the plans. Annually, our head of internal audit reviews the ERM assessment, including the methodology and approach used to identify, assess and manage risks, and discusses the key risks identified in the ERM process with the Board, soliciting input from directors on the steps taken to mitigate risks and plans for additional mitigation in the year ahead. In addition, the status of the management risk responses is tracked and reported semiannually either to the Audit Committee or to the full Board.
The Board and its committees play an active role in overseeing management’s activities and ensuring that management’s plans are balanced from a risk/reward perspective. In performing this function, each Board committee has full access to management and may engage independent advisors. The Board and its committees perform this oversight through the following mechanisms:
•Board Discussion. Throughout the year, specific Board meetings are set aside for a discussion of our strategic plan, succession plans, annual ERM assessment and the risks and opportunities we face. At other times of the year, the Board receives reports from significant business units and functions. These presentations include a discussion of the business, regulatory, operational and other risks associated with planned strategies and tactics. The Board also receives regular legal, compliance, food safety and quality, environmental, health and safety and regulatory updates from our General Counsel and Chief Compliance Officer. In addition, between regularly scheduled meetings, our Chief Executive Officer provides periodic updates on our business and conducts regular calls with the Chairman, as well as informal calls with individual directors. Other members of management also update the Board on a periodic basis between formal meetings.
•Audit Committee Oversight. Our Audit Committee provides oversight for management’s handling of our financial and operational risks. The Audit Committee’s charter requires it to review our policies on risk assessment and risk management, which includes discussing our processes for identifying and managing enterprise-wide risks facing Lamb Weston, including, but not limited to, financial risks (such as derivative and treasury risks) and operational risks. The Audit Committee also oversees our management of financial risks by, among other things, reviewing our significant accounting policies and the activities of management’s Risk Oversight Committee, maintaining direct oversight of our internal audit function and holding regular executive sessions separately with our Chief Financial Officer, Controller, head of internal audit and independent auditors. As discussed above, our head of internal audit also annually reviews the status of the ERM management risk responses with the Audit Committee. In addition, the Audit Committee reviews with our Chief Information and Digital Officer, on an annual basis, our global information technology structure and strategic efforts to protect, optimize and support the growth of the Company. Further, our Chief Information and Digital Officer and Vice President, Information Security regularly update the Audit Committee on the Company's cybersecurity programs, policies and practices as warranted, including review of the state of the Company's cybersecurity programs and risks, emerging cybersecurity developments, threats and vulnerability and the Company's strategy and key cybersecurity initiatives designed to improve the Company's risk posture. The Audit Committee also receives regular updates on the design and implementation of our new enterprise resource planning system. The Chair of the Audit Committee reports to the full Board on its activities on a quarterly basis or more frequently as warranted.
•Compensation Committee Oversight. The Compensation Committee reviews the Company’s leadership development activities to ensure appropriate succession planning occurs and reviews the relationship between the Company’s compensation programs and risks. The Compensation Committee also regularly reviews the Company’s human capital management, including talent acquisition, development, retention and diversity, equity and inclusion. The Chair of the Compensation Committee reports to the full Board on its activities on a quarterly basis or more frequently as warranted.
•Governance Committee Oversight. The Governance Committee assists the Board in managing risks associated with Board organization, membership and structure. It also assists management in the oversight of reputational risks and key public affairs matters and oversees the Company’s policies and programs related to corporate environmental, social and governance (“ESG”) strategy. While the Board annually reviews the Company’s sustainability report, the Governance Committee regularly reviews updates on the Company’s performance against its ESG strategy and ESG targets, which include carbon emissions and water stewardship, and oversees risks related to these matters. The Governance Committee also annually reviews updates on our charitable foundation, community involvement and government affairs matters. The Chair of the Governance Committee reports to the full Board on its activities on a quarterly basis or more frequently as warranted.
Because issues related to risk oversight often overlap, certain issues may be addressed at both the committee and full Board level.
Meeting Attendance
We expect directors to attend all Board meetings, the Annual Meeting and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. The Board held five meetings in fiscal 2024. During the period in which he or she served, each director attended at least 75% of all meetings of the Board and the committees on which he or she served during fiscal 2024. All directors serving at the time of our 2023 annual meeting of stockholders attended such meeting.

Code of Conduct and Code of Ethics for Senior Corporate Financial Officers
We have a written Code of Conduct that applies to members of our Board and employees. The Code of Conduct is designed to reinforce our commitment to high ethical standards and to promote:
•accountability and responsibility for making good decisions and for the outcomes of those decisions;
•responsibility to one another by treating all with dignity and respect;
•responsibility to the public and our stockholders by taking responsibility for our actions;
•responsibility to our business partners by treating our business partners as equals in the quest for high business conduct standards; and
•responsibility to governments and the law by complying with applicable legal and regulatory standards.
The Code of Conduct reflects our values and contains important rules our directors and employees must follow when conducting business. The Code of Conduct is part of our global compliance and integrity program that provides support and training throughout our Company and encourages reporting of wrongdoing by offering anonymous reporting options and a non-retaliation policy.
Additionally, we have a written Code of Ethics for Senior Corporate Financial Officers (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller, who are also subject to the provisions of our Code of Conduct. Under the Code of Ethics, these senior corporate officers are required to, among other matters:
•act with honesty and integrity;
•ethically handle any actual or apparent conflicts of interest between personal and professional relationships;
•disclose to the Audit Committee any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest;
•provide, or cause to be provided, full, fair, accurate, timely and understandable disclosure in reports and documents that Lamb Weston files with, or submits to, the SEC and in other public communications made by Lamb Weston;
•use, or cause to be used, all corporate assets entrusted to such officer in a responsible manner and in the best interests of Lamb Weston; and
•promptly report any violations of the Code of Ethics to the Audit Committee and promote the prompt reporting of violations of the Company’s Code of Conduct to the persons identified in that code.
We will disclose in the Corporate Governance section of our website any amendments to our Code of Conduct or Code of Ethics and any waiver granted to an executive officer or director under these codes.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to report to the SEC their ownership of our common stock and changes in that ownership. As a practical matter, our Corporate Secretary's office assists our directors and executive officers by monitoring their transactions and completing and filing Section 16(a) reports on their behalf. We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based solely on that review, we believe that during fiscal 2024, all required filings were timely made in accordance with Exchange Act requirements, except for two. In November 2023, we filed a Form 4 on Sharon L. Miller's behalf reporting a gift of 300 shares of common stock. Due to an inadvertent error, the transfer of shares was not timely reported. Upon discovering the error, we filed a Form 4 on Ms. Miller's behalf to report the transaction. In April 2024, we filed a Form 4 on Steven J. Younes's behalf reporting the acquisition of 46.46 deferred stock units under the Company's Voluntary Deferred Compensation Plan pursuant to Mr. Younes's deferral election. Due to an inadvertent error, the acquisition of the deferred stock units was not timely reported. Upon discovering the error, we filed a Form 4 on Mr. Younes's behalf to report the transaction.

Stakeholder Engagement and Communications with the Board
We engage with our stockholders throughout the year, seeking their input and views on various matters. Our efforts help ensure that management and the Board understand and consider the issues that matter most to our stockholders and allow us to effectively address them. During fiscal 2024 and thus far in fiscal 2025, management engaged with stockholders on a variety of topics, including Lamb Weston’s business strategy, financial performance, Board risk oversight, executive compensation and ESG matters. These discussions were productive, and we appreciate that our stockholders took the time to share their perspectives and questions with us. Management also regularly attends investor conferences and holds one-on-one and group meetings and calls with investors. The Board values our stockholders’ perspectives, and the feedback we received during these conversations was shared with the Board, the Compensation Committee and the Governance Committee, and continues to inform our policies and practices.
In addition to our stockholders, we regularly engage with our employees, customers, growers, suppliers and communities where we do business. In fiscal 2024, we conducted a global double materiality assessment in preparation for the upcoming European regulation, the Corporate Sustainability Reporting Directive. This assessment is a mandatory step for non-financial sustainability reporting in Europe under the new regulation. The double materiality assessment evaluates how company actions impact both people and the planet (impact assessment), as well as how ESG issues can affect their financial risks and opportunities (financial assessment). Survey participants included our employees and executive officers. The results of the survey will guide both our ESG strategy and reporting in years to come, including our annual sustainability report, which we most recently released in June 2024. The information in this report is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.
Interested parties may communicate with the members of the Board, our non-management directors as a group or the Chairman of the Board by writing to: Lamb Weston Holdings, Inc. Board of Directors, c/o Corporate Secretary, Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616. All communications will be reviewed by the Corporate Secretary, and by internal audit as appropriate, and be reported to the Chairman of the Board. However, the Corporate Secretary routinely filters communications that are solicitations, consumer complaints, unrelated to Lamb Weston or our business or inappropriate communications.
Review of Transactions with Related Persons
The Board has adopted a written policy regarding the review, approval or ratification of transactions with related persons, or “related party transactions.” A related party transaction is one in which Lamb Weston is a participant, the amount involved exceeds $120,000 and any “related party” has or will have a direct or indirect material interest. In general, “related parties” include our directors, executive officers and 5% stockholders and their immediate family members. Under this policy, all related party transactions must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, the Chair of the Audit Committee may review and approve the related party transaction, and the approval must be reported and ratified by the Audit Committee at its next regular scheduled meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is fair and reasonable to Lamb Weston and the extent of the related party’s interest in the transaction. No director may participate in any approval of a related party transaction in which he or she is involved. The Audit Committee, on at least an annual basis, reviews and assesses any ongoing related party transactions to determine whether the relationships remain appropriate. The Audit Committee also reports its actions with respect to any related party transaction to the full Board.

BOARD COMMITTEES AND MEMBERSHIP
Committee Membership
The Board designates the committee members and chairs based on the Governance Committee’s recommendations. The Board has three standing committees: Audit, Compensation and Governance. The Board has a written charter for each committee. The charters set forth each committee’s roles and responsibilities. All committee charters are available on our website as discussed above under “Corporate Governance—Corporate Governance Materials.” The following table lists the current committee membership and the number of meetings held by each committee in fiscal 2024.

	Audit	Compensation	Governance
Peter J. Bensen	X
Charles A. Blixt		X	Chair
Robert J. Coviello	X
Rita Fisher	X
André J. Hawaux(1)	Chair
W.G. Jurgensen(2)
Hala G. Moddelmog		X	X
Robert A. Niblock		X	X
Maria Renna Sharpe		Chair	X
Meetings in FY 2024	8	5	4
(1)Mr. Hawaux was appointed Chair of the Audit Committee in July 2024.
(2)Mr. Jurgensen serves as our Chairman of the Board and is an ex officio member of each committee.
Audit and Finance Committee
The Board established the Audit Committee in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The Audit Committee consists entirely of independent directors, and each director meets the independence requirements set forth in the listing standards of NYSE, Rule 10A-3 under the Exchange Act and the Audit Committee charter. The Board has determined that each Audit Committee member is “financially literate” within the meaning of NYSE rules and that Messrs. Bensen and Hawaux are “audit committee financial experts” within the meaning of SEC regulations. No Audit Committee member received any payments in fiscal 2024 from us other than compensation for service as a director.
Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, audits of our financial statements and the appointment and retention of our independent auditors. The Audit Committee, among other duties:
•oversees the integrity of our financial statements and financial reporting processes and reviews our annual and quarterly SEC filings and earnings releases;
•receives reports on critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles and the Company’s internal control processes;
•reviews any critical audit matter identified in the independent auditor’s report;
•appoints and retains our independent auditor, reviews the independent auditor’s compensation, reviews the qualifications, independence and performance of the independent auditor and lead audit partner and pre-approves audit and non-audit services performed by the independent auditor;
•reviews and approves the appointment, replacement and compensation of our senior internal audit executive and oversees the performance of the senior internal audit executive and internal audit function;
•reviews the Company’s policies on risk assessment and risk management and reports from management with respect to significant enterprise-wide risks facing the Company, including, but not limited to financial risks and operational risks;

•reviews our financial condition, including matters such as liquidity, debt levels, credit ratings and interest rate exposure, capital structure and long-term financing strategy;
•reviews our dividend and share repurchase policies and capital expenditures;
•reviews our information technology strategy and cybersecurity processes; and
•reviews our compliance with legal and regulatory requirements and our codes of conduct and ethics programs.
The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive. Any person who has a complaint or concern about our accounting, internal accounting controls or auditing matters may communicate such complaints or concerns to the Audit Committee, which communications may be confidential or anonymous and may be submitted in writing to: Audit and Finance Committee, Lamb Weston Holdings, Inc., c/o Corporate Secretary, 599 S. Rivershore Lane, Eagle, Idaho 83616. All complaints and concerns will be reviewed by our head of internal audit, and by legal counsel and the Corporate Secretary, as appropriate. The status of all outstanding complaints or concerns will be reported at each meeting of the Audit Committee.

Audit and Finance Committee Report for the Year Ended May 26, 2024
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the financial statements and financial reporting processes of the Company, (2) the qualifications, independence and performance of the Company’s independent auditor and internal audit department and (3) compliance by the Company with legal and regulatory requirements, and the Company’s codes of conduct and ethics programs. The Audit Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.
Management has primary responsibility for Lamb Weston’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board.
The Audit Committee has sole authority to appoint, retain, compensate, oversee and terminate the independent auditor. The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements and other filings with the SEC. The Audit Committee reviews reports on various matters, including: (1) critical accounting policies of the Company; (2) any critical audit matter identified in the independent auditor’s report; (3) material written communications between the independent auditor and management; (4) the independent auditor’s internal quality-control procedures; (5) significant changes in the Company’s selection or application of accounting principles; and (6) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Audit Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting and other advisors to assist the Audit Committee in its functions.
During the last fiscal year, the Audit Committee met and held discussions with representatives of Lamb Weston’s management, its internal audit staff and KPMG LLP, Lamb Weston’s independent auditor. Representatives of financial management, the internal audit staff and the independent auditor have unrestricted access to the Audit Committee and regularly meet privately with the Audit Committee. The Audit Committee reviewed and discussed with Lamb Weston’s management and KPMG LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024.
The Audit Committee also discussed with the independent auditor the matters required to be discussed by the auditor with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee, as well as by SEC regulations. The Audit Committee also reviewed and discussed with KPMG LLP its independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG LLP’s independence from Lamb Weston, including those of the PCAOB. The Audit Committee also considered whether the provision of non-audit services provided by KPMG LLP to the Company during fiscal 2024 was compatible with the auditor’s independence.
Based on these reviews and discussions and the report of the independent auditor, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Lamb Weston’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024, which was filed with the SEC on July 24, 2024.
Audit and Finance Committee:
André J. Hawaux, Chair
Peter J. Bensen
Robert J. Coviello
Rita Fisher

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The requests detail the particular service or category of service that the independent auditor will perform, as well as pre-approved spending limits. The Audit Committee reviews these requests and advises management and the independent auditor if the Audit Committee pre-approves the engagement of the independent auditor for such projects and services. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee or the Chair of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting. During fiscal 2024, the Audit Committee pre-approved all audit and non-audit services provided by the independent auditor. In addition, the Audit Committee has considered whether the services provided by KPMG LLP, other than audit services, are compatible with maintaining that firm’s independence and has concluded that KPMG LLP is independent.
Independent Auditors’ Fees
Aggregate fees for professional services rendered by our independent auditor, KPMG LLP, for fiscal years 2024 and 2023 are set forth in the table below.

	2024	2023
Audit Fees	$5,755,176	$3,922,717
Audit-Related Fees	2,679	29,688
Tax Fees	212,987	372,132
All Other Fees	230,000	520,000
Total	$6,200,842	$4,844,537
•“Audit Fees” include (a) the audit of our consolidated financial statements, including statutory audits of the financial statements of our affiliates and (b) the reviews of our unaudited consolidated interim financial statements (quarterly financial statements).
•“Audit-Related Fees” include professional services in connection with certain transactions.
•“Tax Fees” include tax consultation and tax compliance services.
•“All Other Fees” include real-time system implementation assessment services in connection with the implementation of the Company’s new enterprise resource planning system.
•All fees above include out-of-pocket expenses.
Compensation and Human Capital Committee
Compensation Committee Interlocks and Insider Participation
The Board has determined that all of the directors who served on the Compensation Committee during fiscal 2024 are independent within the meaning of the NYSE listing standards. No member of the Compensation Committee is a current, or during fiscal 2024 was a former, officer or employee of Lamb Weston or any of our subsidiaries. During fiscal 2024, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions (for a description of our policy on related party transactions, see “Corporate Governance—Review of Transactions with Related Persons” in this Proxy Statement). During fiscal 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Responsibilities
The Compensation Committee’s responsibilities are more fully described in our Compensation Committee charter, and include, among other duties:
•establishing and overseeing implementation of a total rewards philosophy for our executive officers;
•reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, together with the other independent directors, at least annually evaluating the Chief Executive Officer’s performance in light of these goals and objectives;
•reviewing and approving all compensation of our executive officers and equity awards of all officers subject to Section 16 of the Exchange Act;
•approving all grants of equity-based awards and determining the terms and conditions of those awards;
•reviewing directly, or with the full Board, succession plans for all executive officer positions;
•reviewing and overseeing matters related to human capital management, including, talent acquisition, development, retention, and diversity, equity and inclusion;
•reviewing whether the Company’s compensation programs for employees generally are designed in a manner that does not incent employees to take inappropriate or excessive risks and whether any compensation policies or practices are reasonably likely to have a material adverse effect on the Company;
•establishing and monitoring compliance with stock ownership guidelines for our executive officers;
•reviewing and approving the implementation and execution of the Company’s clawback policies that allow Lamb Weston to recoup compensation paid to executive officers;
•reviewing and recommending to the Board compensation of non-employee directors, including stock ownership guidelines; and
•retaining and terminating consultants or outside advisors for the Compensation Committee and approving any such consultant’s or advisor’s fees and other terms of engagement, including determinations regarding any conflicts of interest with such consultants or advisors.
The Compensation Committee may delegate its responsibilities to subcommittees comprised of one or more committee members or to selected members of management, subject to requirements of our bylaws and applicable laws, regulations and the terms of our stock plan.
Compensation Consultant to the Committee
The Compensation Committee retains an independent compensation consultant to assist it in evaluating executive compensation programs and advise it regarding the amount and form of executive and director compensation. It uses a consultant to provide additional assurance that our executive and director compensation programs are reasonable, competitive and consistent with our objectives.
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant. During fiscal 2024, F.W. Cook provided the Compensation Committee advice and services, including:
•regularly participating in Compensation Committee meetings including executive sessions that exclude management;
•consulting with the Compensation Committee Chair and being available to consult with other committee members between committee meetings;
•providing competitive market information for executive positions and evaluating how the compensation we pay the NEOs (as described under “Compensation Discussion and Analysis”) relates both to Lamb Weston’s performance and to how the competitive market compensates executives;
•analyzing “best practices” and providing advice about the design of the annual and long-term incentive plans, including selecting performance metrics;

•advising on the composition of competitive market information for benchmarking pay and performance;
•updating the Compensation Committee on executive compensation trends, issues and regulatory developments; and
•assessing and recommending non-employee director compensation.
For the year ended May 26, 2024, F.W. Cook provided no services to Lamb Weston other than consulting services to the Compensation Committee regarding executive and non-employee director compensation. At least annually, the Compensation Committee reviews the current engagements and the objectivity and independence of the advice that F.W. Cook provides to it on executive and non-employee director compensation. The Compensation Committee considered the specific independence factors adopted by the SEC and NYSE and determined that F.W. Cook is independent and F.W. Cook’s work did not raise any conflicts of interest.
Analysis of Risk in the Compensation Architecture
In 2024, the Compensation Committee evaluated whether our compensation designs, policies and practices operate to discourage our executive officers and other employees from taking unnecessary or excessive risks. As described under “Compensation Discussion and Analysis,” we design our compensation to incent executives and other employees to achieve the Company’s financial and strategic goals that promote long-term stockholder returns. Our compensation design does not encourage our executives and other employees to take excessive risks for short-term benefits that may harm the Company and our stockholders in the long-term. The Compensation Committee uses various strategies to mitigate risk, including:
•using both short-term and long-term incentive compensation so that executives do not focus solely on short-term performance;
•weighting executive compensation heavily toward long-term incentives to encourage sustainable stockholder value and accountability for long-term results;
•using multiple relevant performance measures in our incentive plan designs, so that executives do not place undue importance on one measure which could distort the results that we want to incent;
•capping the amount of incentives that may be awarded or granted;
•retaining discretion to reduce incentive awards based on unforeseen or unintended consequences and clawback compensation in specified circumstances;
•requiring our top executives to hold a significant amount of their compensation in common stock and prohibiting them from hedging, pledging or engaging in short sales of their common stock;
•not using employment contracts; and
•not paying severance benefits on change of control events unless the affected executive is first involuntarily terminated without cause or terminates due to good reason.
F.W. Cook also reviewed the Compensation Committee’s risk analysis, including the underlying procedures, and confirmed the Compensation Committee’s conclusion below. In light of these analyses, the Compensation Committee believes that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Lamb Weston.
Nominating and Corporate Governance Committee
The Board has determined that all of the Governance Committee members are independent within the meaning of the NYSE listing standards. The Governance Committee’s charter sets out its responsibilities. Among its responsibilities are:
•identifying qualified candidates for membership on the Board;
•proposing a slate of directors for election by the stockholders at each annual meeting;
•proposing to the Board candidates to fill vacancies;
•considering and making recommendations to the Board concerning the appropriate size, functions and policies of the Board;

•recommending to the Board the structure, size, membership and functions of the various committees of the Board;
•recommending to the Board corporate governance principles for the Company;
•assessing the independence of Board members;
•overseeing the annual evaluation of the Board; and
•overseeing the policies and programs related to the Company’s corporate ESG strategy.
The Governance Committee considers Board candidates suggested by Board members, management and stockholders. The Governance Committee will consider any candidate a stockholder properly presents for election to the Board in accordance with the procedures set forth in our bylaws. The Governance Committee uses the same criteria to evaluate a candidate suggested by a stockholder as the Governance Committee uses to evaluate a candidate it identifies, which are described above under “Item 1. Election of Directors—Director Nomination and Qualification,” and makes a recommendation to the Board regarding the candidate’s appointment or nomination for election to the Board. After the Board’s consideration of the candidate suggested by a stockholder, our Corporate Secretary will notify that stockholder whether the Board decided to appoint or nominate the candidate. For a description of how stockholders may nominate a candidate for the Governance Committee to consider for election to the Board at an annual meeting, see “2025 Annual Meeting of Stockholders” in this Proxy Statement.
If a potential candidate is identified, the Governance Committee will determine whether to conduct a full evaluation of the candidate. This determination is based on whether additional Board members are necessary or desirable. It is also based on whether, in light of the information provided or otherwise available to the Governance Committee, the prospective nominee is likely to satisfy the director qualifications and other factors described above under “Item 1. Election of Directors—Director Nomination and Qualification.” If the Governance Committee determines that additional consideration is warranted, it may request a third-party search firm or other third party to gather additional information about the prospective nominee. The Governance Committee may also elect to interview a candidate. After completing its evaluation process, the Governance Committee makes a recommendation to the full Board.
Ability of Stockholders to Nominate Directors via Proxy Access or Advance Notice
Stockholders wishing to submit candidates for election as directors must notify our Corporate Secretary in writing by delivering or mailing a notice to our principal executive offices at 599 S. Rivershore Lane, Eagle, Idaho 83616. Such submissions must comply with the requirements set forth in our bylaws, including advance notice procedures.
If a stockholder or group of stockholders wishes to nominate a candidate directly, they may also do so in accordance with the provisions set forth in our bylaws. Specifically, our bylaws permit any stockholder, or group of up to 20 stockholders collectively, owning at least 3% of the outstanding shares of Lamb Weston common stock continuously for at least three years, to nominate director candidates for inclusion in our proxy materials. A stockholder or stockholders, as applicable, can nominate up to the greater of:
•20% of the total number of directors on the Board, rounding down to the nearest whole number, and
•two directors,
all in accordance with the requirements set forth more fully in our bylaws.
Under our bylaws, requests to include stockholder-nominated candidates for director in our proxy materials through this process must be received no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date on which our definitive proxy statement for the prior year’s annual meeting of stockholders was first released to our stockholders.

NON-EMPLOYEE DIRECTOR COMPENSATION
We use a combination of cash and equity-based incentive compensation to attract and retain highly qualified non-employee directors who will best represent our stockholders’ interests. With its independent compensation consultant’s assistance, the Compensation Committee annually benchmarks director compensation against an industry peer group and general industry data and considers the appropriateness of the form and amount of director compensation and the time commitment and skill level required to serve on the Board. The Compensation Committee recommends the non-employee director compensation program to the full Board for approval.
In addition, our 2016 Stock Plan limits the maximum fair market value of stock awards to be granted to a non-employee director, taken together with any cash fees payable to him or her, at $600,000 in any fiscal year. All stock awards made in fiscal 2024 to non-employee directors were significantly below this amount. See “—2024 Non-Employee Director Compensation Table” below for specific values.
A Lamb Weston employee who also serves as a director does not receive any additional compensation for serving as a director. Currently, Thomas Werner, our President and Chief Executive Officer, is the only director who is an employee. Compensation information for Mr. Werner is included under “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this Proxy Statement.
Summary of 2024 Compensation Elements
The table below summarizes the cash and equity compensation elements in place for our non-employee directors during fiscal 2024.

Annual Compensation Elements(1)	Amount ($)
Board Cash Retainer	100,000
Chairman Retainer	150,000(2)
Audit Committee Chair Cash Retainer	25,000
Compensation Committee Chair Cash Retainer	20,000
Governance Committee Chair Cash Retainer	15,000
Equity Grant Value	170,000
(1)If the Board appoints a non-employee director during the year (i.e., other than at the annual meeting of stockholders), we pay that director prorated compensation for the balance of the year. We prorate cash compensation based on the actual number of days of service and the annual equity grant value based on the number of months remaining until the next annual equity grant.
(2)The Chairman retainer is paid in the form of stock options, granted at the same time as the directors’ annual stock award.
We pay our non-employee directors their cash retainers quarterly. Non-employee directors can defer all or a portion of their cash retainers into an interest-bearing account, Lamb Weston common stock account or other investments that track investments that are permitted by Lamb Weston’s Employee Benefits Investment Committee pursuant to the Lamb Weston Directors’ Deferred Compensation Plan. This program does not provide above-market earnings (as defined by SEC rules).
Non-employee directors also receive an annual stock award in the form of restricted stock units (“RSUs”). The number of RSUs granted to each director is determined by dividing the annual equity grant value ($170,000) by the closing stock price of our common stock on the NYSE on the date of grant, rounded down to the nearest share. The RSUs vest on the earlier of the next annual meeting of stockholders or the one-year anniversary of the date of grant, subject to continued service until the vesting date. Dividend equivalents accrue on the RSUs at the regular common stock dividend rate in additional RSUs. Non-employee directors may also defer receipt of their stock compensation under the Lamb Weston Directors’ Deferred Compensation Plan.

Director Stock Ownership Requirements
To further align our non-employee directors’ and our stockholders’ interests, the Board has adopted stock ownership requirements for the non-employee directors. All non-employee directors are expected to hold shares of Lamb Weston common stock in an amount equal to five times the annual Board retainer (currently $500,000). All directors must acquire this ownership level within five years after joining the Board. Directors may not sell Lamb Weston common stock until such time as the director has achieved the retention amount (except to satisfy applicable tax obligations). If a director holds the retention amount, the director may elect to sell any shares above that amount upon vesting. If a director departs from the Board, the director may not sell the retention amount until six months after his or her date of departure from the Board. All of our current directors who have served for five years or more meet the stock ownership requirements.
2024 Non-Employee Director Compensation Table
The table below presents information regarding the compensation and stock awards that we have paid or granted to our non-employee directors during fiscal 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Peter J. Bensen	100,000	169,937	—	5,000	274,937
Charles A. Blixt	115,000	169,937	—	5,000	289,937
Robert J. Coviello	100,000	169,937	—	—	269,937
Rita Fisher(5)	85,989	208,671	—	—	294,660
André J. Hawaux	100,000	169,937	—	—	269,937
W.G. Jurgensen(6)	100,000	169,937	149,990	5,000	424,927
Thomas P. Maurer(7)	125,000	169,937	—	—	294,937
Hala G. Moddelmog	100,000	169,937	—	5,000	274,937
Robert A. Niblock	100,000	169,937	—	5,000	274,937
Maria Renna Sharpe	120,000	169,937	—	5,000	294,937
(1)Includes all retainer fees paid or deferred pursuant to the Lamb Weston Directors’ Deferred Compensation Plan.
(2)The amounts shown in this column represent the full grant date fair value of the RSU awards granted in fiscal 2024 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of Lamb Weston shares on the grant date. The following table shows the aggregate number of outstanding RSUs held by each non-employee director as of fiscal year-end, May 26, 2024:

Name	Outstanding RSUs(a) (#)
Peter J. Bensen	2,055
Charles A. Blixt	2,055
Robert J. Coviello	2,055
Rita Fisher	2,055
André J. Hawaux	2,055
W.G. Jurgensen	2,055
Thomas P. Maurer	2,055
Hala G. Moddelmog	2,055
Robert A. Niblock	2,055
Maria Renna Sharpe	2,055
(a)Includes additional RSUs accrued through a dividend reinvestment feature.

(3)The amounts shown in this column represent the full grant date fair value of the stock options granted in fiscal 2024 as computed in accordance with FASB ASC Topic 718 based on the closing price of Lamb Weston shares on the grant date. The aggregate number of outstanding stock options held by Mr. Jurgensen as of fiscal year-end, May 26, 2024, was 10,131. No other non-employee directors held any stock options as of such date.
(4)Represents Lamb Weston Foundation contributions made as part of the Foundation Matching Gift Program. Under the program, the Lamb Weston Foundation provides a donation match of up to $5,000 per fiscal year in connection with a director's donation to an eligible charitable organization.
(5)Ms. Fisher joined the Board on July 19, 2023. The amount of fees earned or paid in cash included in this table for Ms. Fisher has been prorated to reflect the actual number of days of Board service provided by Ms. Fisher in fiscal 2024. Ms. Fisher received a prorated grant of RSUs in July 2023 and the regular annual grant of RSUs in October 2023.
(6)The Chairman retainer is paid in the form of stock options, granted at the same time as the directors’ annual stock award.
(7)Mr. Maurer served on our Board and as Chair of the Audit Committee in fiscal 2024 and until his passing in July 2024.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for fiscal 2024 and our executive compensation philosophies and objectives.
For fiscal 2024, our named executive officers (“NEOs”) were:

Name	Title
Thomas P. Werner	President and Chief Executive Officer
Bernadette M. Madarieta	Chief Financial Officer
Michael J. Smith	Chief Operating Officer
Sukshma A. Rajagopalan	Chief Information and Digital Officer
Marc J.P.H. Schroeder	President, International
This CD&A is organized into the following sections:

Overview
•Fiscal 2024 Business Highlights
•Fiscal 2024 Compensation Highlights
•Our Executive Compensation Program, Philosophies and Objectives
•Our Executive Compensation Policies and Practices
•2023 Say-on-Pay Vote and Stockholder Engagement

What We Pay and Why
•Fiscal 2024 Executive Compensation
•Alignment of Executive Compensation Program with Performance
•Base Salary
•Annual Cash Incentive Compensation (Annual Incentive Plan)
•Long-Term Incentive Compensation (Long-Term Incentive Plan)
•Outstanding Long-Term Performance Awards
•Timing of Equity Grants
•Other Elements of our Fiscal 2024 Executive Compensation Program

How We Make Executive Compensation Decisions	•Role of the Board, Compensation Committee and our Executive Officers •Guidance from Independent Compensation Consultant •Inputs to Setting Compensation Opportunity

Overview
Lamb Weston is a leading global producer, distributor and marketer of value-added frozen potato products. We offer a broad product portfolio to a diverse channel and customer base in over 100 countries. We are the number one supplier of value-added frozen potato products in North America and are also a leading supplier of value-added frozen potato products internationally, with a strong presence in high-growth emerging markets.
Fiscal 2024 Business Highlights
The following describes our fiscal 2024 performance, as compared to fiscal 2023.
•Net sales increased 20.9% to $6,468 million, including incremental sales attributable to the consolidation of our operations in Europe and Argentina. Net sales growth, which excludes the benefit from acquisitions, was modest as higher price/mix across each of our business segments to counter input and manufacturing cost inflation was largely offset by lower sales volumes. The sales volume decline largely reflected the carryover impact of our decisions to strategically manage customer and product mix by exiting certain lower-priced and lower-margin business in late fiscal 2023, customer share losses, and soft restaurant traffic and frozen potato demand trends across our key markets as consumers continued to adjust to higher menu prices. In addition, sales volumes were negatively affected by lower order fulfillment rates related to our transition to a new enterprise resource planning ("ERP") system in North America, as well as a voluntary product withdrawal.

•Adjusted EBITDA1 increased 13.4% to $1,417 million. The increase reflects incremental earnings from the consolidation of the financial results of our operations in Europe and benefits from pricing actions, which together more than offset the impact of input cost inflation, including higher potato costs, and higher selling, general and administrative expenses, that were largely driven by higher expenses associated with information technology investments.

$5,351
$6,468
$1,249
$1,417
Net Sales
(dollars in millions)
Adjusted EBITDA 1
(dollars in millions)

______________________
1.Adjusted EBITDA is a non-GAAP financial measure. See the discussion of non-GAAP financial measures and the reconciliation to net income in Appendix B to this Proxy Statement.

While we are disappointed in our financial performance in fiscal 2024, we remain confident in the long-term health and growth prospects for the global frozen potato category and our company. We are committed to executing our strategies, investing in our people, global production capacity, and operations so that we may be well-positioned to drive sustainable, profitable growth over the long term. Key investments and actions taken in fiscal 2024 included:

•Integrating the acquisition of our former European joint venture
•Starting up state-of-the-art processing facilities in China and Idaho
•Strengthening our product portfolio by introducing innovative technologies to expand our total addressable market
•Implementing pricing actions that offset multiple years of high input cost inflation
•Upgrading our information technology infrastructure by cutting over key central systems in North America to a new ERP system
•Continuing to drive supply chain productivity savings across our global production network

For fiscal 2025, we believe we are focusing on the right near-term priorities to get Lamb Weston back on track to drive sales growth, reduce costs, improve profitability, and generate attractive returns over the long term.
Fiscal 2024 Compensation Highlights
Our Compensation Committee reviews our executive compensation programs and Company performance to ensure earned awards are linked to Company performance and the interests of our executives are aligned with the interests of our stockholders. Consistent with its philosophy to ensure earned awards are linked to Company performance, the Compensation Committee performed a quantitative and qualitative review of fiscal 2024 performance results, taking into consideration information known at the end of the performance period to determine whether the preliminary earned awards were aligned with underlying Company performance.
Based on its assessment of performance in fiscal 2024, the Compensation Committee approved the following earned awards (as discussed further below under the sections entitled “—What We Pay and Why—Annual Cash Incentive Compensation (Annual Incentive Plan)” and “—What We Pay and Why—Outstanding Performance Share Awards”):

•Annual Incentive Plan ("AIP"): The target net sales and Adjusted EBITDA performance goals for the fiscal 2024 AIP, which were aligned with our annual operating plan for the year, required year-over-year growth of 29.9% and 23.3%, respectively. Although our fiscal 2024 net sales and Adjusted EBITDA growth were strong (20.9% and 13.4%, respectively) neither exceeded the threshold goals under our 2024 AIP, resulting in no payout under the plan.
•Performance Share Awards ("PSAs"): The PSA component of our long-term incentive program, comprising 60% of target long-term incentive grant value, is based 50% on Adjusted EBITDA average annual growth rate ("AAGR") and 50% on relative TSR, both measured over a three-year performance period. In contrast to the Adjusted EBITDA growth goals under our AIP, the three-year Adjusted EBITDA AAGR goals for the PSAs are aligned with our long-term, multi-year growth expectations as communicated publicly to investors. Our fiscal 2024 Adjusted EBITDA growth exceeded the maximum goal under the PSA program resulting in 200% of the target award for the Year 1 tranche of the fiscal 2024-2026 PSAs and 200% of the target award for the Year 2 tranche of the fiscal 2023-2025 PSAs being earned. Units are ultimately earned and paid at the end of the three-year period for the Adjusted EBITDA AAGR PSAs and our relative TSR PSAs.

Our Executive Compensation Program, Philosophies and Objectives
Our Compensation Committee and management believe that compensation is an important tool to recruit, retain and motivate the executives on whom we rely for current and future success.
Our compensation program is designed to accomplish the following:
•provide a competitive total compensation opportunity to recruit, retain and motivate talented executives who drive our success;
•encourage achievement of strategic and financial objectives and creation of stockholder value;
•integrate and balance annual and long-term performance;
•align executives’ interests with stockholders’ interests;
•manage cost and share dilution; and
•ensure compensation plans do not encourage inappropriate risk taking.
The Compensation Committee seeks to target total executive compensation opportunities at levels consistent with those of similarly sized companies in the consumer-packaged goods industry. The current NEOs’ compensation is more heavily weighted toward programs contingent upon our annual and long-term performance. Long-term incentives incorporate multi-year vesting periods and comprise the largest portion of total executive compensation opportunities. These incentives are designed to strengthen the long-term focus and stockholder linkage and promote behavior consistent with our long-term strategic plan.
Our Executive Compensation Policies and Practices
The Compensation Committee reviews our executive compensation program on an ongoing basis to ensure that it supports our Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation policies and practices include the following, each of which reinforces our executive compensation objectives:

What We Do

✓	Rely on a mix of financial goals to prevent over-emphasis on any single metric.
✓	Place a significant portion of pay at risk.
✓	Require stock ownership and share retention requirements for our executive officers and non-employee directors.
✓	Require both a change of control and termination of employment for accelerated equity vesting to occur in connection with a change of control (i.e., double-trigger).
✓
Maintain clawback policies that require the forfeiture or recoupment of awards for our executive officers under our incentive plans upon certain restatements or in the event of detrimental conduct by the executive officer.

✓	Use a range of strong processes and controls, including Compensation Committee and Board oversight, in our compensation practices.
✓	Use an independent compensation consultant who performs no other work for the Company.
✓	Pay incentive compensation to our NEOs only after our financial results are complete and the Compensation Committee has certified our performance results.

What We Don’t Do

×	No director or executive officer may pledge or hedge ownership of our stock.
×	No individual employment agreements or severance agreements with our U.S. executive officers.
×	No re-pricing of options without stockholder approval and no backdating of options.
×	No change of control agreements have excise tax “gross-up” protection.
×	No compensation programs that encourage unreasonable risk taking will be implemented.
×	No member of management is involved in decisions regarding their own compensation.

2023 Say-on-Pay Vote and Stockholder Engagement
We engage with our stockholders throughout the year, seeking their input and views on various matters, including Lamb Weston’s business strategy, financial performance, executive compensation and environmental, social and governance matters. See “Corporate Governance—Stakeholder Engagement and Communications with the Board” for a discussion of our engagement with stockholders.
Our executive compensation programs have been aligned with best practice and historically we have received strong support from our stockholders as part of the annual non-binding say-on-pay vote. The Compensation Committee upholds the integrity of our pay-for-performance philosophy by establishing challenging and rigorous performance targets, completing qualitative reviews at the end of each fiscal year and exercising its authorized discretion to lower or raise incentive plan award achievement levels to accurately reflect circumstances that were within management’s ability to control and influence. At our 2023 annual meeting of stockholders, approximately 88% of the votes cast on our 2023 advisory “say-on-pay” proposal were cast FOR our executive compensation program. The Compensation Committee reviewed these results, as well as the feedback that we received from our stockholders during our ongoing stockholder engagement efforts, and determined that the Company’s executive compensation philosophies and program are appropriate and designed to align our NEOs’ interests with stockholders’ interests. The Compensation Committee made no material changes to our executive compensation programs directly in response to the 2023 stockholder advisory say-on-pay vote.

What We Pay and Why
Fiscal 2024 Executive Compensation
Leading into fiscal 2024, the Compensation Committee considered the appropriateness of our executive compensation program relative to our executive compensation philosophy as described above under “—Overview—Our Executive Compensation Program, Philosophies and Objectives”. The Compensation Committee approved a fiscal 2024 compensation program that consisted of the following key components, all of which are intended to be part of a regular, ongoing structure:

Core Elements	Description of Element (e.g., Fixed or Variable)	Objective
Base Salary	Fixed compensation component
•Reflects the individual role and responsibilities, performance, and experience of each NEO and importance of the role for our Company
•Provides an annual fixed base level of cash compensation for fulfillment of job responsibilities

Annual Incentive Plan (“AIP”)	Performance-based cash compensation
•Payout determined based on Company performance against pre-established metrics
•Drives executive performance by aligning compensation to the achievement of annual financial targets that are linked to our long-term strategy

Long-Term Incentive Plan (“LTIP”)
Performance-based and at-risk, equity compensation with multi-year vesting
•Delivered in the form of PSAs and restricted stock units ("RSUs")
•PSAs represent 60% of target LTIP opportunity
◦Three-year performance period
◦Number of shares earned will range from 0% to 200% of the target units granted based on fiscal 2024-2026 Company performance against pre-established metrics
•RSUs represent 40% of target LTIP opportunity
◦Three-year ratable vesting; approximately 1/3 vests on each of the three vesting dates shortly after the first, second and third anniversaries of the grant date

•Share-based awards are intended to align the interests of NEOs and stockholders
•Three-year performance period for PSAs and three-year ratable vesting for RSUs drive executive focus on sustained long-term growth and profitability, thereby fostering long-term value creation for our stockholders

Change of Control Severance Benefits	Severance protection upon terminations without cause or for good reason in connection with a change of control	•Provide our NEOs with income protection; support our executive retention goals; and encourage our NEOs’ independence and objectivity in considering potential change of control transactions

As illustrated in the charts below, the majority of our executive compensation opportunities for our NEOs under the regular, ongoing structure was variable and linked to financial goals.

CEO Fiscal 2024 Total Compensation at Target Pay Mix	NEOs (Excluding CEO) Average Fiscal 2024 Total Compensation at Target Pay Mix

AIP	21%
RSUs	26%
PSAs	39%
At-risk	86%

AIP	25%
RSUs	20%
PSAs	30%
At-risk	75%

Alignment of Executive Compensation Program with Performance
Consistent with our executive compensation philosophy as described above under “—Overview—Our Executive Compensation Program, Philosophies and Objectives,” our executive compensation program is designed to promote sustained long-term growth and profitability and stockholder value creation. Pay elements and performance measures are selected based on our belief that they provide competitive levels of pay and are based on the fundamental financial measures of successful Company performance and long-term value creation. By tying a significant portion of our NEOs’ compensation to these fundamental financial measures, we believe the program aligns the Company’s short- and long-term objectives with long-term stockholder value creation.

In determining the fiscal 2024 mix of compensation elements and executive compensation levels for each NEO, the Compensation Committee evaluated the following items:
•each NEO’s performance and experience and importance of the role;
•how each NEO’s pay opportunity compares to pay opportunities of similar positions at peer companies;
•Company performance and strategy;
•executive compensation practices at peer companies; and
•input from the Compensation Committee’s independent compensation consultant.
In addition to reviewing Company performance, strategy and individual performance and experience, the Compensation Committee also noted that the total target compensation levels for Thomas Werner and Bernadette Madarieta were below the competitive market median for similar positions in our peer group, which is described in more detail below. Despite this, the Compensation Committee determined not to make any adjustments to Mr. Werner’s total target compensation level and made a moderate adjustment to Ms. Madarieta’s total target compensation level. In fiscal 2024, Mr. Smith was promoted to Chief Operating Officer and Mr. Schroeder was promoted to President, International. In recognition of their expanded roles and responsibilities, the Compensation Committee approved increases to Messrs. Smith’s and Schroeder’s respective compensation.

Base Salary
For fiscal 2024, consistent with the compensation adjustments described above, the Compensation Committee increased the base salaries for Ms. Madarieta and Messrs. Smith and Schroeder. The Compensation Committee left the compensation for Mr. Werner unchanged from fiscal 2023. Ms. Rajagoplan's base salary was established when she joined the Company in June 2023. The annual base salary rates for our NEOs for fiscal 2023 and 2024 are shown in the table below, as applicable.

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary
Thomas P. Werner	$1,100,000	$1,100,000
Bernadette M. Madarieta	$570,000	$600,000
Michael J. Smith	$675,000	$750,000
Sukshma A. Rajagopalan¹	$—	$500,000
Marc J.P.H. Schroeder²	$475,801	$623,628
1.Ms. Rajagopalan joined the Company as Chief Information and Digital Officer in June 2023.
2.Mr. Schroeder’s cash compensation is converted from Euros to USD throughout this Proxy Statement using a 1.08 exchange rate.
Annual Cash Incentive Compensation (Annual Incentive Plan)
All NEOs participated in our fiscal 2024 AIP, which aligns annual cash compensation with achievement of the financial goals shown below. For fiscal 2024, the Compensation Committee approved two annual incentive financial measures in alignment with the Company’s annual financial objectives: net sales and Adjusted EBITDA. The Compensation Committee believes net sales and Adjusted EBITDA provide a balanced overall incentive to driving achievement of the Company’s strategic objectives. The Compensation Committee believes all NEOs participating in the AIP should be tied to the same performance-based metrics and financial targets to promote a focused view on overall Company results. Appendix B to this Proxy Statement provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income.

Fiscal 2024 Annual Incentive Plan Award Opportunity and Results

Financial Metric (dollars in millions)	Weight	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)	Results	Approved Payout %
Net sales	50%	$6,779	$6,953	$7,162	$6,467.6	0%
Adjusted EBITDA	50%	$1,417	$1,540	$1,694	$1,416.7	0%
Final Approved Payout as a Percentage of Target Award Opportunity: 0%
Both our AIP and LTIP are designed to incentivize management and other employees by tying the payout to specific Company performance results. However, in order to be consistent with the Company’s public filings, account for material unplanned events and prevent unusual gains and losses from significantly impacting incentive payouts, either negatively or positively, in a way that is not indicative of underlying business performance, the Compensation Committee approved certain pre-determined adjustments. These adjustments include, but are not limited to, the following types of categories:
•restructuring charges
•expenses associated with M&A and integration related activities
•material changes in business, operations, corporate or capital structure
•impairments on intangible assets
•results of discontinued operations
•foreign exchange or hedge-related gains and losses
•non-operating/non-cash gains and losses
•litigation or claim adjudication, judgments, or settlements
•adjustments to prior tax year liabilities
•cumulative effects of accounting charges
•extraordinary, unforeseeable events, such as natural disasters or the impact of social or political unrest outside of management’s control
The Compensation Committee believes approval of these types of adjustments will allow our management and other employees to focus on the fundamentals of the Company’s underlying business performance without concern about the potential impact of unplanned or unusual gains or losses on incentive award payouts. The Compensation Committee made no adjustments to the fiscal 2024 AIP awards.
In July 2023, for fiscal 2024, the Compensation Committee approved an increase in target AIP for Messrs. Smith and Schroeder in connection with their promotions to Chief Operating Officer and President, International, respectively. The Compensation Committee left the target AIP award opportunities for Mr. Werner and Ms. Madarieta unchanged. Ms. Rajagopalan's target AIP award opportunity was established when she joined the Company in June 2023. The target award opportunities and amounts earned for our NEOs in fiscal 2024 are shown in the table below.

NEO	AIP Target as % of Base Salary	Fiscal 2024 AIP Target Award	Fiscal 2024 AIP Payout %
Thomas P. Werner	150% of salary	$1,650,000	0%
Bernadette M. Madarieta	100% of salary	$600,000	0%
Michael J. Smith	115% of salary	$862,500	0%
Sukshma A. Rajagopalan¹	70% of salary	$323,077	0%
Marc J.P.H. Schroeder²	100% of salary	$623,628	0%
1.Ms. Rajagopalan joined the Company as Chief Information and Digital Officer in June 2023. Ms. Rajagopalan’s AIP target was established in connection with her joining the Company on June 26, 2023, and was prorated down from $350,000 to reflect her hire date after the start of fiscal 2024.
2.Mr. Schroeder’s cash compensation is converted from Euros to USD throughout this Proxy Statement using a 1.08 exchange rate.

Long-Term Incentive Compensation (Long-Term Incentive Plan)
The Compensation Committee believes in aligning our NEOs’ interests with those of our stockholders. The significant extent to which equity was included in our NEOs’ compensation opportunities evidences this belief. All NEOs participated in our fiscal 2024 LTIP, our regular long-term incentive plan, which aligns long-term compensation with the achievement of pre-determined financial goals. For fiscal 2024, 60% of the long-term program for all NEOs was comprised of PSAs with a three-year performance period to further support a pay-for-performance culture and alignment with long-term stockholder value creation. The remaining 40% of the LTIP for fiscal 2024 for all NEOs was comprised of RSUs that vest over a three-year period.
Performance Share Awards. The fiscal 2024 PSAs are designed to provide an opportunity to earn a defined number of shares of our common stock if we achieve pre-established three-year performance targets. Half of the fiscal 2024 PSAs is earned based on our relative TSR performance against the S&P 500 Packaged Foods and Meats companies (“TSR Peer Group”) and the other half is earned based on our three-year average annual growth rate (AAGR) in Adjusted EBITDA versus Adjusted EBITDA AAGR goals. At the beginning of the three-year performance period, the threshold, target and maximum relative TSR and Adjusted EBITDA AAGR performance targets are set by the Compensation Committee for the entire three-year performance period. Dividend equivalents are accrued at the regular dividend rate in additional performance shares for both the relative TSR and Adjusted EBITDA AAGR performance metrics on the portion of the performance shares actually earned and are subject to the same service and performance-vesting requirements as the underlying PSAs.

Relative TSR PSAs

The threshold, target and maximum relative TSR performance for the three-year performance period is determined as a percentile rank within the TSR Peer Group, as follows:

Lamb Weston Three-Year Relative TSR Percentile Rank	Percent of Target PSAs Earned
<25th Percentile	0%
25th Percentile (Threshold)	50%
50th Percentile (Target)	100%
>=75th Percentile (Maximum)	200%

If our relative TSR performance is between levels, the number of PSAs earned is interpolated. Notwithstanding our relative TSR performance, if our absolute TSR is negative, the payout may be no greater than 100% of the target PSAs.

Relative TSR Peer Group—S&P 500 Packaged Foods and Meats Companies
The below list reflects the companies in the S&P 500 Packaged Foods and Meats index as of May 26, 2024.

•Campbell Soup Company •Conagra Brands, Inc. •General Mills, Inc. •Hormel Foods Corporation	•Kellanova •McCormick & Company, Incorporated •Mondelez International, Inc. •The Hershey Company	•The J. M. Smucker Company •The Kraft Heinz Company •Tyson Foods, Inc.
Adjusted EBITDA AAGR PSAs
The threshold, target and maximum Adjusted EBITDA AAGR growth goals for each of the three years in the performance period are pre-determined percentage increases over the actual results from the prior year. Achievement is measured in annual sub-periods by comparing year-over-year growth against the three-year AAGR targets, and then the average achievement across the three-year performance period is used in determining the number of PSAs earned under the Adjusted EBITDA AAGR performance metric.

The three-year Adjusted EBITDA AAGR targets are intended to be challenging and appropriately incentivize management to continue to grow Adjusted EBITDA. Targets are set based on the proposed business plan, and a rigorous process is undertaken to determine the range of performance for each measure. The Compensation Committee relies upon its experience and business judgment in establishing goals and believes they are set at levels that require strong performance for a target payout and exceptional performance for maximum payout. We do not disclose the forward-looking three-year performance targets for our PSAs, as the disclosure could result in competitive harm and be detrimental to our operating performance. However, at the completion of the three-year performance period, we intend to retrospectively disclose the performance targets and payouts for the PSAs.

3-Year Adjusted EBITDA
AAGR Target
Fiscal 2023
Fiscal 2024
Fiscal 2025
Fiscal 2026
3-Year Performance Period

Fiscal 2024 PSA Sub- periods	Growth Period	Achievement Level Determination

Year 1	Fiscal 2023 – Fiscal 2024	Year-over-year percentage growth vs. three-year AAGR Target

Year 2	Fiscal 2024 – Fiscal 2025

Year 3	Fiscal 2025 – Fiscal 2026

The number of PSAs earned: (number of shares granted at target + dividend equivalents) x (average of the three annual sub-period achievement levels)

Restricted Stock Units. RSUs are designed to provide an incentive for executive officers to enhance stockholder value. All of the NEOs’ RSUs granted in fiscal 2024 will vest ratably, 33%, 33% and 34% on vesting dates that are shortly after the first, second and third anniversaries of the date of grant, respectively. Dividend equivalents are accrued on the RSUs at the regular dividend rate in additional RSUs and are subject to the same time-vesting requirements as the underlying RSUs.

For fiscal 2024, the Compensation Committee increased the target LTIP opportunity for Ms. Madarieta to be more aligned to market and Mr. Smith in connection with his promotion to Chief Operating Officer. The target LTIP compensation opportunity and the target number of annual PSAs and RSUs granted to our current NEOs during fiscal 2024 under the LTIP structure are shown below.

Named Executive Officer	Fiscal 2024 Total LTIP Target	Award Type	Fiscal 2024 Target	Fiscal 2024 Target Units¹
Thomas P. Werner	$5,250,000	PSA	$3,150,000	30,820
		RSU	$2,100,000	20,547
Bernadette M. Madarieta	$1,200,000	PSA	$720,000	7,044
		RSU	$480,000	4,696
Michael J. Smith	$1,875,000	PSA	$1,125,000	11,006
		RSU	$750,000	7,338
Sukshma A. Rajagopalan	$650,000	PSA	$390,000	3,816
		RSU	$260,000	2,455
Marc J.P.H. Schroeder	$1,150,000	PSA	$690,000	6,750
		RSU	$460,000	4,500
1.The number of target shares awarded for both RSUs and PSAs are determined by dividing the grant date target value by the grant date closing stock price, rounded down to the nearest whole share. Due to the nuances of the valuation methodology for the PSAs linked to relative TSR, the reported accounting grant date fair values of the PSA awards differ from the target LTIP values assigned to such awards. The grant date fair values are computed in accordance with FASB ASC Topic 718 for stock awards. For further information, see Note 1 of the Summary Compensation Table under "Executive Compensation Tables—Summary Compensation Table—Fiscal 2024" in this Proxy Statement.
Outstanding Long-Term Performance Awards

Fiscal 2024-2026 PSAs. As described above, the fiscal 2024 PSA financial metrics are weighted equally between relative TSR and three-year Adjusted EBITDA AAGR.
•The PSAs linked to relative TSR will be evaluated at the end of the three-year performance period; as of the end of fiscal 2024, the relative TSR portion of the fiscal 2024-2026 PSAs was below threshold, which would result in no payout of the relative TSR PSAs.
•For PSAs linked to Adjusted EBITDA AAGR:
◦Adjusted EBITDA AAGR - Year 1 sub-period (fiscal 2024) Adjusted EBITDA increased by 15.5%. This resulted in a payout for the Year 1 sub-period at 200% of the target PSAs.
◦This achievement level for the fiscal 2024 Adjusted EBITDA AAGR metric will be averaged with the achievement levels of the other fiscal sub-periods’ results at the end of the three-year performance period to determine the final number of Adjusted EBITDA AAGR PSAs earned.

Fiscal 2023-2025 PSAs. The fiscal 2023 PSA financial metrics are also weighted equally between relative TSR and three-year Adjusted EBITDA AAGR
•The PSAs linked to relative TSR will be evaluated at the end of the three-year performance period; as of the end of fiscal 2024, the relative TSR portion of the fiscal 2023-2025 PSAs was above the 75th percentile, which would result in 200% of target PSAs.
•For PSAs linked to Adjusted EBITDA AAGR:
◦Adjusted EBITDA AAGR - Year 2 sub-period (fiscal 2024) year-over-year growth was the same as noted above with a year-over-year increase of 15.5%, resulting in a payout of 200% of the target PSAs for this sub-period.
◦Adjusted EBITDA AAGR - Year 1 sub-period (fiscal 2023) year-over-year growth was 67.4%, resulting in a payout of 200% of the target PSAs for this sub-period.
◦The achievement level for the three fiscal sub-periods will be averaged at the end of the performance period to determine the final number of Adjusted EBITDA AAGR PSAs earned.

Fiscal 2022-2024 PSAs. The fiscal 2022 PSAs were earned at 83% of target based on fiscal 2022 performance and remained subject to the service-based vesting requirement for the two years following the performance period. These PSAs vested in July 2024.

Fiscal 2023-2025 Leveraged Performance Units. As previously disclosed in other SEC filings, in fiscal 2023, the Compensation Committee approved one-time equity awards of performance-based units and stock options to certain executive officers of the Company, including the Company’s NEOs (other than Ms. Rajagopalan and Mr. Schroeder who joined the Company after the grant date), as part of the Board’s executive retention program and to further incentivize management to enhance stockholder value over the long-term. These one-time awards are not part of the regular target executive compensation program and will not be awarded on a regularly recurring basis. The performance-based unit component, comprising 50% of these special awards, are Leveraged Performance Units (“LPUs”), the vesting of which depend on achievement of stock price appreciation goals. The minimum, target and maximum stock price appreciation levels are outlined in the following table. Stock price appreciation will be based on the difference between the closing price of Lamb Weston common stock on the LPU date of grant and the 20 trading-day average closing price of Lamb Weston common stock on and including the last trading day in the Company’s 2025 fiscal year.

Stock Price Appreciation	% of Target LPUs Vesting
<25%	0%
25% (Minimum)	50%
50% (Target)	100%
>=75% (Maximum)	300%
If performance is between levels, the number of LPUs earned is interpolated. The market value realized upon vesting after the 3-year performance period, pending certification of results by the Compensation Committee, is capped at 8x the original target dollar value of the award.
•The LPUs are currently below threshold.

Fiscal 2023-2025 Lamb-Weston/Meijer v.o.f ("LW EMEA") Cash-Based Long-Term Incentive had been awarded to Mr. Schroeder prior to our acquisition of the remaining 50% interest in LW EMEA in February 2023. At the time of the acquisition, the outstanding metrics were amended to mirror the total company AIP Adjusted EBITDA metric performance earned to align the LW EMEA participants to performance results of the total company.
•Year 2 (fiscal 2024) performance is the same as noted above for the AIP Adjusted EBITDA metric, resulting in a payout of 0% of the target for the LW EMEA cash-based LTI for this sub-period.
•Year 1 (fiscal 2023) Adjusted EBITDA for AIP exceeded the maximum goal, resulting in a payout of 200% of the target for the LW EMEA cash-based LTI for this sub-period.
•The achievement level for the three fiscal sub-periods will be averaged at the end of the performance period to determine the final value of the LW EMEA cash-based LTI.

Timing of Equity Grants

Under the Company’s policies and practices, the approval of long-term equity incentive compensation for the Company’s regular annual equity awards to its executive officers is typically made early in each fiscal year (in July). These grants are then made effective shortly after the date of filing of the Company’s Form 10-K for its prior fiscal year.

This equity grant approach is used by the Compensation Committee in order to best help ensure the grants to executive officers are made only during an open window, and after the release of the Company’s material non-public information regarding its most recently-completed fiscal year. Additionally, the Compensation Committee does not factor any material non-public information into its design and approval of the terms of such regular annual equity awards. Including for grants made during fiscal 2024, the Company does not time the disclosure of material non-public information for purposes of affecting the value of executive compensation.

During fiscal 2024, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Other Elements of Our Fiscal 2024 Executive Compensation Program
Health, Welfare and Retirement Benefits. We offer a package of core employee benefits to each of our NEOs. With respect to health and welfare benefits, we offer health, dental and vision coverage and life and disability insurance. With respect to retirement benefits, for NEOs residing in the United States we maintain a qualified 401(k) retirement plan (with a Company match on employee contributions) in which our U.S. NEOs are entitled to participate on the same terms as our other employees. Mr. Schroeder, who resides in the Netherlands, participates in a defined contribution plan specific to employees in the Netherlands. Additionally, as further described in the section below entitled “Executive Compensation Tables—Pension Benefits—Fiscal 2024,” Mr. Werner is a participant in Conagra’s frozen supplemental retirement plan, which is a pension plan. No other NEOs participate in a pension plan.

Our U.S. based NEOs are also eligible to participate in a voluntary deferred compensation plan. The voluntary deferred compensation plan permits us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), under our qualified 401(k) retirement plan and permits our NEOs to save for retirement in a tax-efficient way at a minimal administrative cost to us. The voluntary deferred compensation plan allows our NEOs to defer up to 50% of base salary and 90% of annual cash incentive compensation. Participants in the voluntary deferred compensation plan are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds. For additional information, see the section below entitled “Executive Compensation Tables—Non-Qualified Deferred Compensation—Fiscal 2024.”

We include contributions made to our 401(k) plan, on behalf of U.S. based NEOs, contributions made to the Netherlands defined contribution plan on behalf of Mr. Schroeder and voluntary deferred compensation accounts in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2024” under “Executive Compensation Tables” below.

We also have a relocation policy that provides benefits to employees who are required to relocate in connection with their employment. Our NEOs are also eligible for financial planning services.

Executive Change of Control Severance Plan. Each of our current NEOs participates in our Executive Change of Control Severance Plan (the “COC Plan”), which provides certain “double trigger” benefits in the event of a qualifying termination of employment in connection with a change of control, as more fully described under the section entitled “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control.” We believe the COC Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control of the Company in which they believe they may lose their jobs. We believe providing the COC Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the COC Plan are generally comparable with severance packages offered to executive officers by the companies in our compensation peer group.

Stock Ownership Guidelines and Retention Requirements. The Compensation Committee has adopted stock ownership guidelines applicable to each member of our executive leadership team, including our NEOs. The Compensation Committee adopted these guidelines because it believes that stock ownership promotes alignment with our stockholders’ interests. Our executive leadership team is expected to reach their respective ownership requirement within five years after appointment to the executive leadership team. Shares of our common stock acquired through open market purchases or through our non-qualified deferred compensation plan, as well as equity awards, are counted toward the ownership requirement. Neither unexercised stock options nor unearned performance shares are counted. Executive officers are required to retain 75% of net shares acquired upon vesting of equity awards until the applicable stock ownership guideline is met. In fiscal 2024, the Compensation Committee increased Mr. Werner’s stock ownership guideline from 500% of base salary to 600% of base salary. The following table reflects stock ownership guidelines as of May 26, 2024, for each of our current NEOs. See “Information on Stock Ownership” below for information about each NEO’s stock ownership.

Named Executive Officer	Stock Ownership Guideline (as % of Base Salary)	Status as of 5/26/2024
Thomas P. Werner	600%	Exceeds Requirement
Bernadette M. Madarieta	200%	Exceeds Requirement
Michael J. Smith	200%	Exceeds Requirement
Sukshma A. Rajagopalan	200%	Exceeds Requirement
Marc J.P.H. Schroeder	200%	Exceeds Requirement
Clawback Policy; Hedging and Pledging. We maintain two clawback policies: (i) the Compensation Recoupment Policy (the “Dodd-Frank Recoupment Policy”), which provides for the recoupment of certain compensation as required by Rule 10D-1 under the Securities Exchange Act of 1934 and associated NYSE listing standards, and (ii) the legacy Clawback Policy, which allows the Compensation Committee discretion to recoup certain compensation for situations outside the scope of, or in addition to the amounts recoverable under, the Dodd-Frank Recoupment Policy.
Under our Dodd-Frank Recoupment Policy, in the event we are required to prepare certain accounting restatements of our financial statements, we will recover, on a reasonably prompt basis, the amount of any incentive-based compensation received by a covered executive, including each of our NEOs, during the three completed fiscal years prior to the date we are required to prepare the restatement (to the extent such incentive-based compensation was also received by the covered executive on or after October 2, 2023) that exceeds the amount that otherwise would have been received by the covered executive had it been determined based on the restated financial statements.

Under our Clawback Policy, if the Compensation Committee determines that an executive officer, including each of our NEOs, has engaged in certain conduct that is detrimental to us, the Compensation Committee may take action to recoup incentive awards and equity gains on awards granted to such executive officer.

In the event of any overlap, our Dodd-Frank Recoupment Policy will provide the minimum amount we will recoup from a covered executive, and the Compensation Committee may, in its discretion, recoup additional amounts, if appropriate, under our Clawback Policy.

Our Insider Trading Policy prohibits our directors and all of our employees, including our executive officers (including each of our NEOs), from (i) engaging in transactions involving our derivative securities, short-selling or certain hedging transactions that create an actual or potential bet against us (i.e., making money when our stock price declines)—including, but not limited to, trading in Lamb Weston-based option contracts (for example, buying and/or writing puts and calls or transacting in straddles), and (ii) from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

How We Make Executive Compensation Decisions
Role of the Board, Compensation Committee and Our Executive Officers
The Compensation Committee is charged with designing and approving our executive compensation program and setting compensation opportunities for NEOs. In setting the compensation of the Chief Executive Officer, the Compensation Committee takes into account the Board’s review of the Chief Executive Officer’s performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and recommendations on their compensation.
Guidance from Independent Compensation Consultant

The Compensation Committee engages Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent compensation consultant, to assist in benchmarking compensation for the NEOs. In addition, with the assistance of F.W. Cook, the Compensation Committee undertook a risk review of our compensation programs for all employees. The Compensation Committee reviewed F.W. Cook’s independence under SEC and NYSE rules and determined that there was no conflict of interest. Please see “Board Committees and Membership—Compensation and Human Capital Committee—Compensation Consultant to the Committee” above for further detail about the Compensation Committee’s engagement of F.W. Cook.

Inputs to Setting Compensation Opportunity

The Compensation Committee takes into consideration several factors when determining the compensation opportunity for the NEOs, including each NEO’s individual performance and experience, the importance of the role, and internal and competitive market data. The Compensation Committee uses the median of available peer group proxy data, or survey data where proxy data is not readily available, as the market reference point for base salaries, annual incentive opportunities, long-term incentive opportunities and total direct compensation levels. When setting individual NEO pay opportunities, market data is one of many factors considered by the Compensation Committee.

Fiscal 2024 Peer Group
The Compensation Committee utilized the following peer group to inform fiscal 2024 pay decisions:

•B&G Foods, Inc. •Campbell Soup Company •Conagra Brands, Inc. •Flowers Foods, Inc.	•Hormel Foods Corporation •McCormick & Company, Incorporated •Post Holdings, Inc. •The Hain Celestial Group, Inc.	•The Hershey Company •The J. M. Smucker Company •TreeHouse Foods, Inc.
During fiscal 2024, the Compensation Committee, with support from F.W. Cook, reviewed the peer group to ensure continued appropriateness for Lamb Weston using the following selection criteria:
•similar size based on revenue, enterprise value and market capitalization;
•similar industry and/or business characteristics; and
•competitors for executive talent.
Based on its review of the peer group, the Compensation Committee approved changes to the group in December 2023. To better position the Company near the median in market capitalization, the Compensation Committee removed B&G Foods, Inc. and added Kellanova, Lancaster Colony Corporation and Ingredion Incorporated. The Compensation Committee utilized the following peer group to inform fiscal 2025 pay decisions:

Fiscal 2025 Peer Group

•Campbell Soup Company •Conagra Brands, Inc. •Flowers Foods, Inc •Hormel Foods Corporation •Ingredion Incorporated	•Kellanova •Lancaster Colony Corporation •McCormick & Company Incorporated •Post Holdings, Inc	•The Hain Celestial Group, Inc •The Hershey Company •The J. M. Smucker Company •TreeHouse Foods, Inc.

Compensation Committee Report for the Year Ended May 26, 2024

The Compensation Committee oversees our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended that the Board include the Compensation Discussion and Analysis in the Proxy Statement to be filed with the SEC in connection with our Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended May 26, 2024, which was filed with the SEC on July 24, 2024.

Compensation Committee: Maria Renna Sharpe, Chair Charles A. Blixt Robert J. Coviello[1] Hala G. Moddelmog Robert A. Niblock [1]Mr. Coviello served on the Compensation Committee until September 2023.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table—Fiscal 2024
The table below presents compensation information paid to or earned by our NEOs under our compensation programs during fiscal 2024 and, as applicable, during fiscal 2023 and fiscal 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas P. Werner	2024	1,100,000	—		5,558,678	—	—	1,249	377,099	7,037,026
President and Chief Executive Officer	2023	1,100,000	—		10,499,791	5,249,982	3,300,000	—	202,503	20,352,276
	2022	1,085,770	—		5,249,938	—	1,313,903	—	208,502	7,858,113
Bernadette M. Madarieta	2024	600,000	—		1,270,444	—	—	—	156,600	2,027,044
Chief Financial Officer	2023	570,000	—		2,279,823	1,139,989	1,140,000	—	89,279	5,219,091
	2022	530,861	—		1,139,954	—	400,064	—	64,082	2,134,961
Michael J. Smith	2024	750,000	—		1,985,092	—	—	—	487,839	3,222,931
Chief Operating Officer	2023	675,000	—		2,699,864	1,349,986	1,350,000	—	147,886	6,222,736
	2022	664,327	—		1,349,909	—	535,940	—	93,282	2,643,458
Sukshma A. Rajagopalan	2024	461,538	350,000	(5)	2,188,230	—	—	—	34,593	3,034,361
Chief Information and Digital Officer										—
Marc J.P.H. Schroeder	2024	625,108			1,217,419	—	741,122	—	88,804	2,672,453
President, International
(1)Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards (RSUs, PSAs, options and LPUs) granted during the reported fiscal years. The amounts included with respect to the PSAs for fiscal 2024 are reported at the target performance level based on the probable outcome of the performance conditions. The table below shows the breakout of the grant date fair value between RSUs and PSAs for fiscal 2024. For the PSAs awarded to the NEOs in fiscal 2024, the table below includes both the probable outcome of the relevant performance conditions as of the grant date and the value of the award assuming maximum performance. Assumptions used in the calculation of these amounts are included in Note 8 to the consolidated financial statements contained in Lamb Weston’s Annual Report on Form 10-K for the 2024 fiscal year, filed with the SEC on July 24, 2024.

NEO	Grant Date Fair Value of Fiscal 2024 RSUs ($)		Grant Date Fair Value of Fiscal 2024 PSAs at Probable (Target) Performance Level ($)	Grant Date Fair Value of Fiscal 2024 PSAs at Maximum Performance Level ($)
Thomas P. Werner	2,099,903		3,458,775	6,917,550
Bernadette M. Madarieta	479,931		790,513	1,581,026
Michael J. Smith	749,944		1,235,148	2,470,296
Sukshma A. Rajagopalan	1,759,979	(a)	428,251	856,502
Marc J.P.H. Schroeder	459,900		757,519	1,515,038
(a)Value represents RSUs granted in connection with Ms. Rajagopalan's joining Lamb Weston as well as her annual grant of RSUs.
(2)Reflects awards earned under our AIP, which are paid in July of the following fiscal year. A description of the fiscal 2024 AIP is included in the “Compensation Discussion and Analysis” section above. For Mr. Schroeder, the payment is for the cash-based incentive award under the LW EMEA long-term incentive plan, which was in existence prior to our acquisition of LW EMEA.
(3)The measurement date for the pension value for fiscal 2024 was May 26, 2024. Lamb Weston does not offer above-market (as defined by SEC rules) or preferential earnings rates in its deferred compensation plans. For fiscal 2024, the aggregate change in the actuarial present value of a frozen non-qualified pension for Mr. Werner (from Conagra of which the liability for the plan was transferred to Lamb Weston as part of Lamb Weston's separation from Conagra in November 2016) was $1,249. None of the other NEOs participate in the pension plans.
(4)The amounts shown in the “All Other Compensation” column for fiscal 2024 include the following:

NEO	Company Contribution to 401(k) Plan ($)	Company Contribution to Non-Qualified Deferred Compensation Plan ($)	Other ($)		Total ($)
Thomas P. Werner	30,150	325,600	21,349	(a)	377,099
Bernadette M. Madarieta	30,842	125,758	—		156,600
Michael J. Smith	32,556	156,444	298,839	(b)	487,839
Sukshma A. Rajagopalan	26,539	—	8,054	(c)	34,593
Marc J.P.H. Schroeder	—	—	88,804	(d)	88,804
(a)Value represents personal use of company aircraft. Such use is valued based on the aggregate incremental cost to the Company determined on a per flight basis and includes the cost of fuel used, the hourly cost of aircraft maintenance, landing fees, trip-related hangar and parking costs, and crew-related costs.
(b)Represents amounts paid in connection with Mr. Smith’s relocation. Mr. Smith’s relocation payment was made in accordance with Lamb Weston’s relocation policy and includes a payment of $33,782 to offset applicable imputed income tax obligations.
(c)Represents amount paid in connection with the executive financial planning services.
(d)Represents amounts paid for the Netherlands defined contribution plan ($26,328), company car allowance ($26,929), schooling fees ($32,293), and worker's cost allowance ($3,254).
(5)The amount shown reflects the bonus payment to Ms. Rajagopalan in connection with her joining Lamb Weston. This amount must be repaid by Ms. Rajagopalan upon her voluntarily or involuntarily termination, except for reasons unrelated to her performance or behavior, as follows: (i) 100% if termination occurs during her first year of employment or (ii) 50% if termination occurs during her second year of employment.

Grants of Plan-Based Awards—Fiscal 2024
The following table presents information about grants of plan-based awards (equity and non-equity) during fiscal 2024 to our NEOs. Please refer to the “Compensation Discussion and Analysis” section above for further information about these grants.

			Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payout Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares or Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)		Max (#)		(#)		(#)	$/Sh
Thomas P. Werner	7/19/2023	7/27/2023				—					20,547				2,099,903
	7/19/2023	7/27/2023				—	30,820	(2)	61,640	(2)					3,458,775
	7/19/2023		—	1,650,000	3,300,000
Bernadette M. Madarieta	7/19/2023	7/27/2023				—					4,696				479,931
	7/19/2023	7/27/2023				—	7,044	(2)	14,088	(2)					790,513
	4/7/2023		—	600,000	1,200,000
Michael J. Smith	7/19/2023	7/27/2023				—					7,338				749,944
	7/19/2023	7/27/2023				—	11,006	(2)	22,012	(2)					1,235,148
	4/7/2023		—	862,500	1,725,000
Sukshma A. Rajagopalan	4/20/2023	6/26/2003				—					13,082	(3)			1,499,982
	7/19/2023	7/27/2023									2,544				259,997
	7/19/2023	7/27/2023				—	3,816	(2)	7,632	(2)					428,251
	7/19/2023		—	323,077	646,154
Marc J.P.H. Schroeder	7/19/2023	7/27/2023				—					4,500				459,900
	7/19/2023	7/27/2023				—	6,750	(2)	13,500	(2)					757,519
	4/7/2023		—	623,628	1,247,256
(1)Represents cash award opportunities for fiscal 2024 under the AIP for each of our NEOs. Actual cash awards paid to the NEOs for fiscal 2024 are reported in the “Summary Compensation Table—Fiscal 2024” under the “Non-Equity Incentive Plan Compensation” column. A description of the fiscal 2024 AIP is included in “Compensation Discussion and Analysis—What We Pay and Why—Annual Cash Incentive Compensation (Annual Incentive Plan)” above. The award value for Ms. Rajagopalan is prorated from her June 26, 2023 start date.
(2)Amounts reflect the Lamb Weston PSAs granted for each of our NEOs under the Lamb Weston long-term incentive program for the fiscal 2024 to 2026 performance cycle. A description of these PSAs is included in “Compensation Discussion and Analysis—What We Pay and Why— Long-Term Incentive Plan (Long-Term Incentive Plan)” above.
(3)Amount reflects the number of RSUs awarded in connection with Ms. Rajagopalan joining the company.
(4)The amounts shown reflect the fair value on the date of grant of RSUs and PSAs granted in fiscal 2024, computed in accordance with FASB ASC Topic 718. The grant date fair value of Lamb Weston PSAs is based on the probable outcome of the relevant performance conditions as of the grant date (also computed in accordance with FASB ASC Topic 718). Dividend equivalents accrue on the RSUs and PSAs, based on normal dividend rates, and are payable in shares of Lamb Weston common stock, with respect to RSUs only if the related RSUs vest and on PSAs only if the related PSAs are actually earned based on certification of performance and vesting and, in each case, are subject to the same vesting requirements as the underlying RSUs or PSAs, as applicable.

Outstanding Equity Awards at Fiscal Year-End—Fiscal 2024
The following table lists all Lamb Weston stock options, RSUs, PSAs and LPUs outstanding as of May 26, 2024 for each of our NEOs.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Thomas P. Werner	7/11/2016	61,259	—		$30.68	7/10/2026	—		—	—		—
	12/14/2016	72,546	—		$35.15	12/13/2026	—		—	—		—
	7/29/2022	66,891	135,811	(3)	$79.66	7/29/2029	—		—	—		—
	7/29/2021	—	—		—	—	31,300	(4)	2,792,273	—		—
	7/29/2022	—	—		—	—	17,672	(4)	1,576,519	—		—
	7/27/2023	—	—		—	—	20,736	(4)	1,849,859	—		—
	7/29/2021	—	—		—	—	38,970	(5)	3,476,692	—		—
	7/29/2022	—	—		—	—	—		—	33,685	(6)	3,005,039
	7/29/2022	—	—		—	—	—		—	58,597	(7)	5,227,438
	7/27/2023	—	—		—	—	—		—	31,102	(8)	2,774,609
Bernadette M. Madarieta	7/29/2022	14,524	29,491	(3)	$79.66	7/29/2029	—		—	—		—
	7/29/2021	—	—		—	—	7,029	(4)	627,057	—		—
	7/29/2022	—	—		—	—	3,913	(4)	349,079	—		—
	7/27/2023	—	—		—	—	4,739	(4)	422,766	—		—
	7/29/2021	—	—		—	—	8,752	(5)	780,766	—		—
	7/29/2022	—	—		—	—	—		—	7,313	(6)	652,393
	7/29/2022	—	—		—	—	—		—	12,723	(7)	1,135,019
	7/27/2023	—	—		—	—	—		—	7,108	(8)	634,105
Michael J. Smith	7/29/2022	17,200	34,923	(3)	$79.66	7/29/2029	—		—	—		—
	7/29/2021	—	—		—	—	8,324	(4)	742,584	—		—
	7/29/2022	—	—		—	—	4,635	(4)	413,488	—		—
	7/27/2023						7,405	(4)	660,600
	7/29/2021	—	—		—	—	10,364	(5)	924,572	—		—
	7/29/2022	—	—		—	—	—		—	8,661	(6)	772,648
	7/29/2022	—	—		—	—	—		—	15,067	(7)	1,344,127
	7/27/2023	—	—		—	—	—		—	11,106	(8)	990,766
Sukshma A. Rajagopalan	6/26/2023	—	—				13,202	(4)	1,177,750	—		—
	7/27/2023	—	—		—	—	2,567	(4)	229,002	—		—
	7/27/2023	—	—		—	—	—		—	3,850	(8)	343,459
Marc J.P.H. Schroeder	4/11/2023	—	—				11,704	(9)	1,044,114	—		—
	7/27/2023	—	—		—	—	4,541	(4)	405,103	—		—
	7/27/2023	—	—		—	—	—		—	6,812	(8)	607,699
(1)All stock options were granted with an exercise price equal to the closing market price of common stock of Conagra or Lamb Weston, as applicable, on the NYSE on the date of grant.
(2)The market value of unvested or unearned Lamb Weston RSUs and PSAs is calculated using $89.21 per share, which was the closing market price of Lamb Weston common stock on the NYSE on May 24, 2024, the last trading day of fiscal 2024. Market value in this column includes fractional shares related to dividend equivalents that are not reflected in the number of shares due to rounding.
(3)Stock options awarded, as part of the one-time special performance-based awards, vest 33%, 33%, and 34% on each of the first three anniversaries of the grant date and expire seven years after the grant date.
(4)The RSUs granted in fiscal 2022 vest in full on the third anniversary of the grant date. RSUs granted in fiscal 2023 and 2024 vest 33%, 33% and 34% on or shortly after each of the first three anniversaries of the grant date, respectively. The number of RSUs includes accrued dividend equivalents.

(5)Reflects the number of Lamb Weston shares that remain subject to time-based vesting under Lamb Weston PSAs for the fiscal 2022 to 2024 performance cycle, based on fiscal 2022 performance, plus accrued dividend equivalents. In July 2022, after taking into account our fiscal 2022 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures targets, the Compensation Committee determined that each NEO had achieved 83% of the target number of performance shares for the fiscal 2022 performance period. The earned performance shares remain subject to time-based vesting and vested in full on July 29, 2024.
(6)Reflects the number of Lamb Weston shares that remain subject to time-based and performance-based vesting under Lamb Weston PSAs for the fiscal 2023 to 2025 performance cycle, plus accrued dividend equivalents. The amounts reported in this column are based on target achievement. The earned performance shares will be determined and will vest in full following the end of the performance period and when the level of achievement is certified by the Compensation Committee in writing within 90 days after the end of the performance period.
(7)Reflects the number of Lamb Weston shares under the Lamb Weston LPUs awarded as part of the one-time special performance-based awards plus accrued dividend equivalents. These awards are subject to previously noted performance goals spanning the 2023, 2024, and 2025 fiscal periods. The amounts reported in this column are based on target achievement. The earned LPUs will be determined and vest in full following the end of the performance period and when the level of achievement is certified by the Compensation Committee at its first regularly scheduled meeting following the end of the performance period.
(8)Reflects the number of Lamb Weston shares that remain subject to time-based and performance-based vesting under Lamb Weston PSAs for the fiscal 2024 to 2026 performance cycle, plus accrued dividend equivalents. The amounts reported in this column are based on target achievement. The earned performance shares will be determined and will vest in full following the end of the performance period and when the level of achievement is certified by the Compensation Committee in writing within 90 days after the end of the performance period.
(9)The RSUs granted in connection with the acquisition of LW EMEA vest 100% on the third anniversary of the grant date.
Option Exercises and Stock Vested—Fiscal 2024
The following table summarizes the stock options, RSUs and/or PSAs held by our NEOs that were exercised or settled during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Thomas P. Werner	—	—	75,118	7,670,903
Bernadette M. Madarieta	—	—	5,121	522,752
Michael J. Smith	—	—	17,423	1,778,540
Sukshma A. Rajagopalan	—	—	—	—
Marc J.P.H. Schroeder	—	—	—	—
(1)Represents RSUs and PSAs that vested and were paid in Lamb Weston shares, including dividend equivalents on earned shares paid in additional shares of Lamb Weston common stock. Mr. Werner’s amounts also reflect the cancellation of RSUs and PSAs and related dividend equivalent shares, relating to certain taxes paid for the unvested stock awards as a result of his early retirement eligibility.
Pension Benefits—Fiscal 2024
Lamb Weston does not maintain any active defined benefit pension plans for its executive officers. However, prior to Lamb Weston’s separation from Conagra, Mr. Werner participated in Conagra’s frozen supplemental retirement plan, a non-qualified pension plan (the “Non-Qualified Pension”). Liability for the Non-Qualified Pension was transferred to Lamb Weston in connection with the separation. Going forward, our NEOs will not accrue benefits under the Non-Qualified Pension.

Pension Benefits—Fiscal 2024
The present value of accumulated benefit reported in the table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the frozen Non-Qualified Pension's measurement date of May 26, 2024. None of our NEOs other than Mr. Werner participate in a pension plan.

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)
Thomas P. Werner	Non-Qualified Pension	17.7	53,476
Bernadette M. Madarieta	—	—	—
Michael J. Smith	—	—	—
Sukshma A. Rajagopalan	—	—	—
Marc J.P.H. Schroeder	—	—	—
(1)Non-Qualified Pension refers to the ConAgra Foods, Inc. Non-qualified Pension Plan. There were no plan payments for fiscal 2024.
(2)The number of years of credited service is calculated as of May 26, 2024, which is the pension plan measurement date used for Lamb Weston’s financial statement reporting purposes.
(3)The present value of the accumulated benefit is an actuarial value determined by applying a 5.61% discount rate against a $495.45 monthly accrued benefit with an assumption of the benefit commencing at age 65.
Non-Qualified Deferred Compensation—Fiscal 2024
The table following this summary shows the non-qualified deferred compensation activity for each of our NEOs during fiscal 2024. The amounts shown include amounts deferred under Lamb Weston’s Voluntary Deferred Compensation Plan (the “LW Voluntary Deferred Comp Plan”), which allows key employees, including our NEOs, to defer receipt of 5% to 50% of their salary and up to 90% of their annual incentive payment. The investment alternatives for deferred amounts include an interest-bearing account, a Lamb Weston stock account and other investment options that mirror those available under our qualified 401(k) plan. The Lamb Weston stock account includes a dividend reinvestment feature that converts dividends paid by Lamb Weston into additional shares of Lamb Weston. Amounts deferred into the Lamb Weston stock account, together with earnings and dividends thereon, are ultimately distributed in shares of Lamb Weston common stock. Amounts deferred into the interest-bearing account or the accounts that mirror those available under our qualified 401(k) plan are ultimately distributed in cash. An election to participate in the LW Voluntary Deferred Comp Plan must be timely filed with Lamb Weston in accordance with the requirements of the U.S. Internal Revenue Service (“IRS”).
The LW Voluntary Deferred Comp Plan also provides non-qualified matching contribution retirement benefits to its participants. The LW Voluntary Deferred Comp Plan provides for company matching contributions and company non-elective contributions for eligible participants for amounts of salary and bonus that are above IRS limits. At that time, Lamb Weston credits an eligible participant’s account in the LW Voluntary Deferred Comp Plan with (1) a matching contribution equal to a dollar-for-dollar match, limited to 6% of compensation earned by the participant and paid by Lamb Weston in excess of the IRS limit and (2) a non-elective contribution equal to 3% of an eligible participant’s compensation in excess of the IRS limit.
Eligible participants are allowed to defer no more than 50% of their base salary and no more than 90% of their annual incentive payment that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited on or about December 31st of each year if the eligible participant earns in excess of the IRS limit and the participant is actively employed at the end of the calendar year. The LW Voluntary Deferred Comp Plan also provides that, unless Lamb Weston determines otherwise with respect to a participant, the interest of each participant in his or her matching contributions and non-elective contributions will be 100% vested.
In general, all LW Voluntary Deferred Comp amounts are designed to be distributed in cash in a lump sum and/or in shares of Lamb Weston common stock in January following the applicable participant’s separation from service. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of a “specified employee” under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the LW Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by our NEOs during fiscal 2024.
Non-Qualified Deferred Compensation—Fiscal 2024
The following table provides certain information regarding our NEOs’ participation in non-qualified deferred compensation plans in fiscal 2024.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)
Thomas P. Werner	LW Voluntary Deferred Comp Plan	202,750	325,600	134,160	—	7,139,537
Bernadette M. Madarieta	LW Voluntary Deferred Comp Plan	83,839	125,758	82,217	—	669,196
Michael J. Smith	LW Voluntary Deferred Comp Plan	208,592	156,444	127,915	(146,723)	990,328
Sukshma A. Rajagopalan	LW Voluntary Deferred Comp Plan	—	—	—	—	—
Marc J.P.H. Schroeder	Not Applicable	—	—	—	—	—
(1)The amounts reported in this column for the NEOs are reported in the “Salary” column of the “Summary Compensation Table—Fiscal 2024.”
(2)The amounts reported for the NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table—Fiscal 2024.” The employee is required to pay certain applicable taxes on the Registrant Contributions prior to the deposit to their deferred compensation account. The amount noted in the table is the total pre-tax value of the Registrant Contributions. Therefore the Aggregate Balance at Last FYE does not include this full amount.
(3)Lamb Weston does not offer above-market (as defined by SEC rules) or preferential earnings rates in its deferred compensation plan. As a result, none of these earnings (or losses) are included in the “Summary Compensation Table—Fiscal 2024.”
(4)The following amounts from this column were reported in the Summary Compensation Tables for prior fiscal years for the following NEOs: Mr. Werner: $1,670,862, Ms. Madarieta: $39,904, and Mr. Smith: $442,769. These amounts reflect contributions only and do not include accumulated earnings or losses. The amounts in this column include the amounts reflected in the “Executive Contributions in Last FY” column.
Potential Payments Upon Termination or Change of Control
The employment of each of our current NEOs could have ended or terminated as of May 26, 2024 under several possible scenarios. In some of those scenarios, our compensatory plans, agreements and arrangements would have provided severance benefits in varying amounts. Further, our plans, agreements and arrangements would have provided for certain benefits (or for acceleration of certain benefits) upon a change of control. Severance and other benefits that would have been payable upon a termination of employment or upon a change of control are described below.
The table following the narrative discussion summarizes amounts that would have been payable upon termination or a change of control under varying circumstances, assuming that the change of control occurred, or the executive’s employment terminated on May 26, 2024, the last day of fiscal 2024. Other key assumptions used in compiling the table are set forth immediately preceding the table. In the event of an actual triggering event under any of the plans, agreements and arrangements discussed in this section, all benefits would have been paid in accordance with, and at times permitted by, Section 409A of the Code.
Executive Change of Control Plan
In March 2017, our Compensation Committee approved the COC Plan in order to provide certain benefits to our executive officers in the event of a qualifying termination of employment in connection with a change of control transaction involving the Company. The Compensation Committee designated Mr. Werner as a Tier I Participant in the COC Plan and each of Mses. Madarieta and Rajagopalan and Messrs. Schroeder and Smith as Tier II Participants in the COC Plan.
A participant in the COC Plan will become eligible to receive benefits under the COC Plan if such participant (i) terminates his or her employment for good reason within 24 months following the effective date of a change of control or (ii) is terminated without cause (A) within the 24 months following a change of control or (B) in the six months prior to a change of control if such termination occurs (x) at the request of a third party who had taken steps reasonably calculated or intended to effect the change of control or (y) in connection with or in anticipation of the change of control. A participant who terminates employment due to death or disability will not be eligible to receive benefits under the COC Plan unless a voluntary termination of employment by the participant immediately prior to the participant’s death or disability would have qualified as good reason.
If a participant experiences a qualifying termination (as described in the immediately preceding paragraph), the participant will be eligible to receive the following benefits, subject to the participant’s execution of an effective release of claims in favor of Lamb Weston and continued compliance with certain restrictive covenants:
•A lump sum cash severance payment equal to:
◦the sum of the participant’s (i) annual base salary, as in effect on the date of such participant’s termination of employment, or, if higher, as in effect immediately prior to the change of control, and (ii) the greater of the participant’s (A) target bonus in the year of such termination or (B) the highest actual bonus paid in the three fiscal years preceding such termination, multiplied by
◦three (in the case of a Tier I Participant), two (in the case of Tier II Participant) or one (in the case of a Tier III Participant).
•A lump sum amount equal to the annual bonus the participant would have earned under the annual bonus plan for the plan year in which the participant’s termination of employment occurs, determined based on the actual performance achieved under such annual bonus plan for such plan year and adjusted on a pro rata basis based on the number of months the participant was actually employed during such plan year.
•Provided that the participant timely and properly elects health continuation coverage under COBRA, a fully taxable payment equal to the difference between the monthly COBRA premium paid by the participant for the participant and his or her dependents and the monthly premium amount paid by similarly situated active executives of the Company, for a period of 36 months (in the case of a Tier I Participant), 24 months (in the case of Tier II Participant) or 12 months (in the case of a Tier III Participant).
•Full acceleration of the participant’s service-based equity awards that were outstanding on the date of the change of control, and acceleration of the participant’s performance-based equity awards that were outstanding on the date of the change of control based on the actual achievement if known or the greater of (i) the target level of achievement of the applicable performance conditions or (ii) the actual level of achievement of the applicable performance conditions as of the date of the qualifying termination, if reasonably measurable.
As a condition to participation in the COC Plan, each NEO agreed to be bound by perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation covenants that apply during and for 12 months following the participant’s termination of employment.
Annual Incentive Plan
The following terms of the AIP govern the impact of a change of control and specific separation events not otherwise covered by an individual agreement:
•Involuntary termination due to position elimination. If an NEO’s position was involuntarily eliminated (for business reasons not related to performance), he or she would remain eligible for award consideration. The amount of any earned award would be determined based on target performance for the fiscal year and prorated for the number of days he or she was eligible to participate in the plan. The prorated amount would be payable as soon as administratively possible after the date of termination, typically within 60 days.
•Termination due to retirement. If an NEO retires, he or she would be eligible for a prorated incentive award based on the number of days during the fiscal year in which he or she was eligible to participate in the plan. The amount of any earned award would be determined based on actual performance for the fiscal year and would be payable after the end of such fiscal year when payments are made to other participants.
•Termination due to death. Any incentive payment would be prorated to the date of termination and paid to the NEO or his or her estate, as applicable. The amount of any earned award would be determined based on actual performance for the fiscal year and would be payable after the end of such fiscal year when payments are made to other participants.
•Termination for any other reason. Except as might otherwise be required by law, in the absence of one of the foregoing events (or a specific agreement with Lamb Weston), each NEO would forfeit his or her AIP award if he or she failed to be an active employee of Lamb Weston at the end of fiscal 2024.
•Change of control. The COC Plan would have governed the payment of AIP awards in the event of a change of control of Lamb Weston and a qualifying termination of the participant.
Long-Term Incentive Plan—PSAs
The following terms govern the impact of a change of control or a separation from Lamb Weston on the PSAs granted by Lamb Weston to our NEOs:
•Termination for any reason other than death, disability, early retirement or retirement. The NEO would forfeit all unvested PSAs, whether or not the PSAs were earned as of such date. Such PSAs are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year after the date of grant. If PSAs are eligible for pro rata vesting, they are further subject to the Compensation Committee’s certification of performance and determination of the final number of awards earned and would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.
•Termination due to disability or early retirement. The NEO would receive a pro rata share of the PSAs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.
•Termination due to death. The NEO would receive all PSAs that would have been earned for the full performance period if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.
•Termination due to retirement. The NEO would receive all PSAs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.
•Change of control. Upon a change of control after the end of the full performance period but before PSAs have vested, unless previously forfeited or a replacement award is provided in the change of control, the NEO would receive all PSAs that have been earned for the full performance period based on performance of Lamb Weston. Upon a change of control before the end of the full performance period, unless previously forfeited or a replacement award is provided in the change of control, the NEO would receive the greater of (i) PSAs that have been earned for performance of Lamb Weston up through the date of the change of control if achievement of previously established performance targets can be reasonably determined or (ii) PSAs for the full performance period at previously established target performance levels.
Long-Term Incentive Plan—Stock Options
The following terms generally govern the impact of a separation from Lamb Weston or a change of control on outstanding Lamb Weston stock options granted to our NEOs:
•Termination for any reason other than death, disability, early retirement or retirement. The NEO would forfeit all unvested options at the date of termination and would have 90 days to exercise vested options. Such options would also be eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year from the date of grant.
•Termination due to disability or early retirement. All vested options would be exercisable for three years after termination (but not beyond the expiration date of such options). The NEO would forfeit all other options that had not vested at the date of termination. Such options would also be eligible for pro rata vesting if the termination occurred at least one year from the date of grant.

•Termination due to death. All unvested options would automatically become vested and exercisable, and such options would remain exercisable for three years following the NEO’s death (but not beyond the expiration date of such options).
•Termination due to normal retirement. All unvested options would automatically become vested and exercisable. Such options would remain exercisable for three years following termination (but not beyond the expiration date of such options).
•Change of control. Our option agreements with our NEOs provide for “double-trigger” vesting, which would require both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.
Long-Term Incentive Plan—RSUs
The following terms generally govern the impact of a change of control or separation from Lamb Weston on outstanding RSUs granted to our NEOs:
•Termination for any reason other than death, disability, early retirement or retirement. The NEO would forfeit all unvested RSUs. Such RSUs are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year after the date of grant.
•Termination due to disability or early retirement. RSUs would be eligible for pro rata vesting if the termination occurred at least one year from the date of grant.
•Termination due to death. All unvested RSUs would automatically become vested.
•Termination due to normal retirement. All unvested RSUs would automatically become vested if the retirement occurred at least one year from the date of grant.
•Change of control. Our RSU agreements with our NEOs provide for “double-trigger” vesting, which would require both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.
Long-Term Incentive Plan—LPUs
The following terms generally govern the impact of a change of control or separation from Lamb Weston on outstanding LPUs granted to our NEOs:
•Termination for any reason other than death, disability, early retirement, retirement, with good reason or without cause. The NEO would forfeit all unvested LPUs.
•Termination for good reason, by the Company without cause or due to disability or early retirement. The NEO would receive a pro rata share of the LPUs that would have been earned for the full performance period if such LPUs are earned based on performance of Lamb Weston and, in the case of early retirement, if the termination occurred at least one year from the date of grant. Such LPUs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.
•Termination due to death. The NEO would receive all LPUs that would have been earned for the full performance period if such LPUs are earned based on performance of Lamb Weston. Such LPUs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.
•Termination due to retirement. The NEO would receive all LPUs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such LPUs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.

•Change of control. Upon a change of control after the end of the full performance period but before LPUs have vested, unless previously forfeited or a replacement award is provided in the change of control, the NEO would receive all LPUs that have been earned for the full performance period based on performance of Lamb Weston. Upon a change of control before the end of the full performance period, unless previously forfeited or a replacement award is provided in the change of control, the NEO would receive the greater of (i) LPUs that have been earned for performance of Lamb Weston up through the date of the change of control if achievement of previously established performance targets can be reasonably determined or (ii) LPUs for the full performance period at previously established target performance levels.
Retirement Benefits
Each of the Non-Qualified Pension and LW Voluntary Deferred Comp Plan contains provisions relating to the termination of the participant’s employment, as applicable. These payments are described more fully in the disclosure provided in connection with the “Pension Benefits—Fiscal 2024” and “Non-Qualified Deferred Compensation—Fiscal 2024” sections of this Proxy Statement.
Summary of Possible Benefits
The table below summarizes estimated incremental amounts that would have been payable upon a termination of employment of each of our NEOs who were employed at the end of fiscal 2024, under various hypothetical termination and change of control scenarios. The table below excludes accumulated balances in retirement plans when a terminating event would have done nothing more than create a right to a payment of the balance and death benefits where the individual paid the premium.
The data in the table assumes the following:
•each triggering event occurred on May 26, 2024 (the last day of fiscal 2024), and the per share price of Lamb Weston common stock was $89.21 (the closing price of Lamb Weston stock on the NYSE on May 24, 2024, the last trading day of fiscal 2024);
•with respect to the AIP, awards were earned at the level corresponding to fiscal year 2024 performance in accordance with previously established performance targets as described in the “Compensation Discussion and Analysis” section above, and where our Compensation Committee had discretionary authority to award a payout, except in the cases of a change of control, involuntary termination with cause and voluntary termination without good reason, it exercised that authority;
•with respect to Lamb Weston PSAs and LPUs:
◦PSAs granted on July 29, 2021 for the fiscal 2022 to fiscal 2024 vesting cycle, based on fiscal 2022 performance, were earned at 83% performance achievement but remain subject to time-based vesting (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);
◦PSAs granted on July 29, 2022 for the fiscal 2023 to fiscal 2025 vesting cycle, based on a 3-year performance achievement and therefore reflect the target performance at 100% at this time (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);
◦LPUs granted on July 29, 2022 for the fiscal 2023 to fiscal 2025 vesting cycle, based on a 3-year performance achievement and therefore reflect the target performance at 100% at this time (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);
◦PSAs granted on July 27, 2023 for the fiscal 2024 to fiscal 2026 vesting cycle, based on a 3-year performance achievement and therefore reflect the target performance at 100% at this time (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);
◦in the change of control scenario, the Compensation Committee exercised its discretionary authority to award a payout at target levels;

•with respect to RSUs, a replacement award was granted in the change of control scenario without termination; and
•in the disability scenarios, the disabling event lasted one year into the future.
None of our NEOs who were employed at the end of fiscal 2024 are entitled to any benefits upon his or her involuntary termination with cause or voluntary termination without good reason. However, Mr. Werner would be eligible to receive certain accelerated vesting of equity upon his termination due to early retirement at the end of fiscal 2024.

Executive	Cash Severance or Termination Benefits ($)(1)	Accelerated Equity Awards ($)(2)	Health, Welfare and Other Benefits($)(3)	Total ($)
Thomas P. Werner
Early Retirement / Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason(4)	—	20,009,439	—	20,009,439
Death(5)	—	30,145,560	1,000,000	31,145,560
Disability	—	20,009,439	150,000	20,159,439
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	13,200,000	33,013,066	73,248	46,286,314
Bernadette M. Madarieta
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason(4)	—	138,704	—	138,704
Death(5)	—	5,021,527	1,000,000	6,021,527
Disability	—	2,766,421	150,000	2,916,421
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	3,480,000	5,649,328	57,165	9,186,493
Michael J. Smith
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason(4)	—	164,260	—	164,260
Death(5)	—	6,269,129	1,000,000	7,269,129
Disability	—	3,250,633	150,000	3,400,633
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	4,200,000	7,130,062	57,165	11,387,227
Sukshma A. Rajagopalan
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason(4)	—	—	—	—
Death(5)	—	1,750,211	1,000,000	2,750,211
Disability	—	—	150,000	150,000
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,000,000	1,807,454	57,165	3,864,619
Marc J.P.H. Schroeder
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason(4)	433,828	—	—	433,828
Death(5)	537,766	2,447,984	—	2,985,750
Disability	433,828	782,612	403,057	1,619,497
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,500,432	2,158,198	25,000	4,683,630
(1)For each of our NEOs, amounts in this column include cash severance benefits under the AIP and the COC Plan. Additionally, Mr. Schroeder would be issued a payment required under the contractual severance payment defined in his Netherlands employment agreement equal to $433,828 (400,000 Euro). This amount is due in the event of termination without cause, death and disability.
(2)For each of our NEOs, amounts in this column include the dollar value of accelerated equity awards under the terms of their respective equity award agreements, assuming the per share price of Lamb Weston common stock was $89.21 (the closing price of Lamb Weston stock on the NYSE on May 24, 2024).

(3)For each of our U.S.-based NEOs, amounts in this column include (i) death benefits equal to two times the NEO’s base salary on the date of death, capped at $1,000,000; if death is due to an accident the death benefit is as previously described plus $1,000,000; (ii) disability benefits equal to 60% of the NEO’s monthly base salary (capped at $12,500 per month) for 12 months; and (iii) the costs of health and welfare benefits continuation and outplacement benefits under the COC Plan. The Netherlands' plan payments under the Return to Work (WGA) scheme for partially disabled and the Capacity for Work and Income Act (WIA) for Mr. Schroeder would equal $403,057 (371,628 Euro); if death is due to an accident a one-time cash payment equal to two times the fixed annual salary; if disability is due to accident a one-time cash payment equal to up to three times the fixed annual salary, depending on degree of disability, is due.
(4)Mr. Werner has met the early retirement criteria; Mses. Madarieta and Rajagopalan and Messrs. Schroeder and Smith have not met the early retirement criteria and as such, if their termination was voluntary without good reason, their unvested equity awards would be forfeited.
(5)Should termination due to death be deemed as an accident, for NEOs residing in the U.S., there would be an additional $1,000,000 accidental death payment from the health plan. Mr. Schroeder is entitled to amounts required under the contractual severance payment defined in his Netherlands employment agreement equal to $433,828 (400,000 Euro); additionally, Mr. Schroeder is entitled to the remaining month's pay plus two months pay in the event of termination due to death; if death is due to an accident a one-time cash payment equal to two times the fixed annual salary is due.

CEO Pay Ratio
Below is (i) the fiscal 2024 annual total compensation of our Chief Executive Officer (“CEO”); (ii) the median of the fiscal 2024 annual total compensation of all of our employees and the employees of our consolidated subsidiaries (other than our CEO) (the employee who received such median annual compensation, our “median employee”); (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:
CEO Pay Ratio

CEO Annual Total Compensation(1)	$7,037,026
Median Employee Annual Total Compensation(1)	$59,742
CEO to Median Employee Pay Ratio	118:1
(1)Annual Total Compensation is calculated in accordance with the Summary Compensation Table methodology under the SEC’s rules.
CEO Pay Ratio Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The methodology and process we used to identify the median employee and calculate the pay ratio are explained below:
•Determined Employee Population. We collected compensation data from our global employee population of 10,712 employees (excluding our CEO) as of May 26, 2024, which was the end of our fiscal 2024. We included full-time, part-time, and seasonal and temporary employees employed by our company and our consolidated subsidiaries (other than our CEO).
•Identified Median Employee. To identify our median employee, we first calculated compensation for each employee using base salary, regular wages and overtime earnings paid during fiscal year 2024, between May 29, 2023 and May 26, 2024 (the “Measurement Period”). For full- and part- time regular employees who did not work the full Measurement Period due to being newly hired or on a leave of absence, we annualized their earnings to reflect the full Measurement Period. We did not annualize earnings for seasonal or temporary employees.
•Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for fiscal 2024 in accordance with the Summary Compensation Table methodology under the SEC’s rules. We then utilized the CEO’s annual total compensation from the Summary Compensation Table to determine the CEO pay ratio shown above.

Pay Versus Performance Disclosure—Fiscal 2024
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) as defined under applicable SEC rules to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see “Compensation Discussion and Analysis” above.
Pay Versus Performance Table

	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:(4)		GAAP Net Income ($mil.)	Adjusted EBITDA
Year(1)					Lamb Weston Total Shareholder Return	Peer Group Total Shareholder Return(5)		including unconsolidated joint ventures ($mil.)(6)
FY2024	$7,037,026	$(5,774,697)	$2,739,197	$1,046,363	$157	$124	$726	$1,417
FY2023	$20,352,276	$40,007,566	$5,456,807	$9,221,443	$190	$137	$1,009	$1,249
FY2022	$7,858,113	$4,612,617	$1,984,243	$1,404,350	$116	$124	$201	$742
FY2021	$6,407,381	$10,872,178	$1,901,071	$2,841,274	$139	$119	$318	$748
(1)Thomas P. Werner has served as the PEO for the entirety of fiscal 2024, fiscal 2023, fiscal 2022 and fiscal 2021. Our Non-PEO NEOs for the applicable fiscal years were as follows:
•FY2024: Bernadette M. Madarieta, Michael J. Smith, Sukshma A. Rajagopalan and Marc J.P.H. Schroeder
•FY2023: Bernadette M. Madarieta, Michael J. Smith, Sharon L. Miller and Steven J. Younes
•FY2022: Bernadette M. Madarieta, Michael J. Smith, Sharon L. Miller, Eryk J. Spytek and Robert M. McNutt
•FY 2021: Robert M. McNutt, Michael J. Smith, Sharon L. Miller and Eryk J. Spytek
(2)Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEO, Mr. Werner, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.
(3)Amounts reported in these columns represent “compensation actually paid” after the applicable adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for our PEO, Mr. Werner, and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP Amounts from SCT amounts.

	Fiscal Year 2024
	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$7,037,026	$2,739,197
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$1,249	$0
Plus Pension Value Service Cost for the Fiscal Year	$0	$0
Minus Stock Award Value & Option Award Value Reported in SCT for the Fiscal Year	$5,558,678	$1,665,296
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$5,088,498	$1,475,573
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(11,421,706)	$(1,417,145)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$(918,588)	$(85,966)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0
Compensation Actually Paid	$(5,774,697)	$1,046,363
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

(4)Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on May 31, 2020 and ending on each of our 2021, 2022, 2023 and 2024 fiscal year ends, respectively, calculated in accordance with Item 201(e) of Regulation S-K. It represents the cumulative TSR as of each date, based on a deemed fixed investment of $100 at market close on May 31, 2020.
(5)“Peer Group” represents the S&P 500 Packaged Foods Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(6)Adjusted EBITDA is the Company-selected measure. Values shown reflect Adjusted EBITDA as calculated for purposes of our executive compensation program for the applicable reporting fiscal year (a non-GAAP financial measure). See Appendix B in this Proxy Statement for a reconciliation to net income.
Tabular List of Performance Measures Used to Link Company Performance and CAP. The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link “compensation actually paid” to the NEOs for fiscal 2024. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see “Compensation Discussion and Analysis” above for a further description of these metrics and how they are used in the Company’s executive compensation program.
•Adjusted EBITDA
•Net Sales
•Relative Shareholder Return
Analysis of the Information Presented in the Pay versus Performance Table. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between certain information presented in the Pay versus Performance Table.
Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Peer Group TSR over the four fiscal years ending May 26, 2024 based on a hypothetical investment of $100 on May 31, 2020, as well as the relationship between TSR and CAP for the PEO and Non-PEO NEOs.

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the PEO CAP and Average Non-PEO NEOs CAP and our GAAP Net Income.

Relationship between CAP and Adjusted EBITDA including unconsolidated joint ventures (our Company-Selected Measure). The graph below reflects the relationship between the PEO CAP and Average Non-PEO NEOs CAP and the Company’s Adjusted EBITDA including unconsolidated joint ventures.

INFORMATION ON STOCK OWNERSHIP
The following table shows the number of shares of our common stock beneficially owned as of July 29, 2024, unless otherwise noted, by each director and NEO, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. None of our common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has, to Lamb Weston’s knowledge, sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Beneficially Owned Shares(1)	Deferred Stock/Additional Underlying Units(2)	Total Shares/Interests Held
Directors and NEOs:
Peter J. Bensen	12,204	12,859	25,063
Charles A. Blixt	2,506	16,701	19,207
Robert J. Coviello	249	10,547	10,796
Rita Fisher	380	2,064	2,444
André J. Hawaux(3)	44,808	2,064	46,872
W.G. Jurgensen(4)	130,713	52,795	183,508
Hala G. Moddelmog	3,422	12,859	16,281
Robert A. Niblock	10,066	10,739	20,805
Maria Renna Sharpe	6,078	12,859	18,937
Thomas P. Werner(4)	579,462	91,185	670,647
Bernadette M. Madarieta(4)	42,325	15,217	57,542
Michael J. Smith(4)	83,569	23,023	106,592
Marc J.P.H. Schroeder	—	24,423	24,423
Sukshma A. Rajagopalan	2,560	16,043	18,603
All directors and current executive officers as a group (17 persons)(4)(5)	1,031,881	364,989	1,396,870
(1)Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of our issued and outstanding common stock as of July 29, 2024. As of July 29, 2024, we had 143,671,301 shares of common stock issued and outstanding.
(2)Includes RSUs and deferred stock units held in the Lamb Weston Directors’ Deferred Compensation Plan and Voluntary Deferred Compensation Plan. These shares accumulate dividends, which are reinvested in additional shares. For certain executive officers, numbers in this column do not reflect vesting of RSUs and PSAs and related withholding of shares for tax purposes on July 29, 2024. These holdings will be updated in the definitive proxy statement.
(3)Includes 9,227 shares owned by Mr. Hawaux’s spouse and 3,583 shares over which Mr. Hawaux shares voting and investment power.
(4)Includes stock options that are exercisable or will become exercisable within 60 days after July 29, 2024 as follows: Mr. Jurgensen—10,131; Mr. Werner – 267,587; Ms. Madarieta – 29,048; Mr. Smith – 34,400; and all other executive officers – 67,780.
(5)This group includes the individuals listed in the table above and our other current executive officers: Sharon L. Miller, Eryk J. Spytek and Steven J. Younes.

The following table displays information about persons we know were the beneficial owners of more than 5% of our issued and outstanding common stock as of the dates indicated below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Calculated Based on Shares of Issued and Outstanding Common Stock as of July 29, 2024
The Vanguard Group(1)	16,634,329	11.6%
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC(2)	15,923,246	11.1%
245 Summer Street
Boston, MA 02210
BlackRock, Inc.(3)	11,044,497	7.7%
50 Hudson Yards
New York, NY 10001
(1)Beneficial ownership as of December 29, 2023, based on the Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC. The Schedule 13G/A discloses that The Vanguard Group had no sole voting power, shared voting power over 193,351 shares, sole dispositive power over 16,012,479 shares and shared dispositive power over 621,850 shares.
(2)Beneficial ownership as of July 9, 2024, based on the Schedule 13G filed by FMR LLC on July 10, 2024 with the SEC. The Schedule 13G discloses that FMR LLC, in its capacity as the parent holding company, had sole voting power over 13,815,416 shares, no shared voting power, sole dispositive power over 15,923,246 shares and no shared dispositive power.
(3)Beneficial ownership as of December 31, 2023, based on the Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024 with the SEC. The Schedule 13G/A discloses that BlackRock, Inc., in its capacity as the parent holding company or control person, had sole voting power over 10,008,687 shares, no shared voting power, sole dispositive power over 11,044,497 shares and no shared dispositive power.

OTHER MATTERS THAT MAY BE
PRESENTED AT THE ANNUAL MEETING
We do not know of any matters, other than those described in this Proxy Statement, that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, your proxy gives authority to the persons designated as proxies to vote in accordance with their best judgment. The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted.
PROCEDURAL MATTERS AND FREQUENTLY ASKED QUESTIONS
1.When and where is the Annual Meeting?
We will hold the Annual Meeting on Thursday, September 26, 2024, at 8:00 a.m. MDT at our offices located at 533 S. Rivershore Lane, Eagle, Idaho 83616.
2.Who is entitled to vote at the Annual Meeting?
The Board established July 29, 2024 as the Record Date for the Annual Meeting. Stockholders holding shares of our common stock on the Record Date are entitled to (a) receive notice of the Annual Meeting, (b) attend the Annual Meeting and (c) vote on all matters that properly come before the Annual Meeting. At the close of business on the Record Date, 143,671,301 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.
3.Why am I receiving these proxy materials?
You have received the proxy materials because, as of the Record Date, you directly held, and had the right to vote, shares of Lamb Weston common stock. In connection with our Board’s solicitation of proxies to be voted at the Annual Meeting, we are providing stockholders entitled to vote at the Annual Meeting with this Proxy Statement, our Annual Report on Form 10-K, a letter to stockholders from our Chief Executive Officer and a voting ballot (in the form of a proxy card, voting instruction form, or a unique control number that allows you to vote via the Internet or by phone). We refer to these materials collectively as the “proxy materials.” The proxy materials provide important information about Lamb Weston and describe the voting procedures and the matters to be voted on at the Annual Meeting.
4.What is the difference between registered holders and beneficial holders?
The most common ways in which stockholders hold Lamb Weston common stock are:
•directly with our transfer agent, EQ Shareowner Services (for registered stockholders); and
•indirectly through an account with an institutional or nominee holder of our stock such as a broker or bank who is the record holder of the stock (for beneficial stockholders or stockholders in street name).
If you hold your shares as a registered stockholder, our agent provides the proxy materials to you and your vote instructs the proxies how to vote your shares.
If you hold your shares in street name as a beneficial stockholder, your broker, bank or other nominee provides the proxy materials to you. Your vote instructs your nominee how to vote your shares, and that nominee in turn instructs the proxies how to vote your shares.
5.How is Lamb Weston distributing proxy materials?
We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery. Beginning on August 9, 2024, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials via the Internet. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote by going to a secure website. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail on a one-time or ongoing basis, you may follow the instructions in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email on a one-time or ongoing basis.

6.How may I request printed copies of the proxy materials?
We will send printed, paper copies of proxy materials free of charge to any stockholder who requests copies by using one of the following methods:
•by telephone: Call free of charge 1-800-579-1639 in the United States and Canada;
•via the Internet: Access the Internet and go to www.proxyvote.com and follow the instructions to log in and order copies; or
•via e-mail: Send us a blank e-mail at sendmaterial@proxyvote.com with the 16-digit control number included on your proxy card, voting instruction form or Notice in the subject line.
These materials are also available at www.proxyvote.com.
7.What is the quorum requirement?
A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote as of the Record Date is represented at the Annual Meeting, either in person or by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.
8.What vote is needed to elect directors?
Our bylaws provide that, to be elected at the Annual Meeting, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to the director’s election. An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required promptly to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the “Corporate Governance” section of this Proxy Statement. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not factor in the determination of whether an affirmative vote of a majority is received in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
9.What vote is needed to amend our Amended and Restated Certificate of Incorporation?
The affirmative vote of a majority of the shares outstanding is required to approve the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the effect of votes against the proposal.
10.What vote is needed to approve the other proposals?
Approval of each proposal, other than the election of directors and the amendment to our Amended and Restated Certificate of Incorporation, requires the favorable vote of a majority of votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the meeting. Abstentions and broker non-votes are not considered as votes cast for non-routine proposals. Please see Question 12 below for more information on broker non-votes.
11.How do I vote my shares?
If you are a registered stockholder, you may vote:
•via the Internet at www.proxyvote.com. The Internet voting system will be available until 11:59 p.m. EDT on September 25, 2024;
•by telephone. If you are located within the United States or Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone. The telephone voting system will be available until 11:59 p.m. EDT on September 25, 2024;
•by returning a properly executed proxy card. We must receive your proxy card before the polls close at the Annual Meeting on Thursday, September 26, 2024; or
•in person at the Annual Meeting. Please refer to Question 18 below for information regarding attendance at the Annual Meeting.

If you hold your shares in street name, you may vote:
•via the Internet at www.proxyvote.com (16-digit control number is required), by telephone or by returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or
•in person at the Annual Meeting. To do so, you must request a legal proxy from your broker, bank or other nominee and present it at the Annual Meeting. Please refer to Question 18 below for information regarding attendance at the Annual Meeting.
12.What are broker non-votes?
As described above in Question 4, if you hold your shares in street name, your vote instructs your broker, bank or other nominee, as the holder of record, how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee, your nominee has discretion to vote your shares on “routine” matters. The ratification of the selection of the independent auditors (Item 3) is the only item on the agenda for the Annual Meeting that is considered routine. If you do not provide voting instructions and your nominee votes your shares, your shares will be counted toward the quorum for the Annual Meeting and voted on Item 3, but they will not be voted on the other items on the agenda, resulting in “broker non-votes” with respect to those other items.
13.May I change or revoke my vote?
Yes. If you are a registered stockholder, any subsequent vote you cast will replace your earlier vote. This applies whether you vote by mailing a proxy card, by telephone or by the Internet. You may also revoke an earlier vote by voting in person at the Annual Meeting. Alternatively, you may revoke your proxy by submitting a written revocation to our Corporate Secretary at Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616.
If you hold your shares in street name, you must contact your broker, bank or other nominee for specific instructions on how to change or revoke your vote.
14.Who bears the cost of soliciting votes for the Annual Meeting?
We bear the cost of soliciting your vote. Our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities.
We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting from their customers (i.e., beneficial stockholders) and reimburse those firms for related out-of-pocket expenses. We retained Georgeson LLC to assist in the solicitation of proxies for a fee of $14,000 plus reasonable costs and expenses.
15.What is “Householding”?
Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of Lamb Weston common stock in an account at the same broker, bank or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding continue to receive separate voting instruction cards and control numbers for voting electronically. A stockholder who wishes to receive a separate copy of the Notice or proxy materials, now or in the future, should submit this request by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or calling 1-866-540-7095. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.
If you are a registered stockholder, we sent you and each registered stockholder at your address separate Notices or sets of proxy materials.

16.Who counts the votes?
Broadridge Financial Solutions, Inc. will receive and tabulate the proxies, and a representative of Broadridge Financial Solutions, Inc. will act as the inspector of election and will certify the results.
17.How do I find out the voting results?
We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before October 2, 2024. The Form 8-K will be available at https://investors.lambweston.com/stock-and-filings/sec-filings and on the SEC’s website at www.sec.gov.
18.How can I attend the Annual Meeting?
If you would like to attend the Annual Meeting, you must have been a stockholder of record on the Record Date and you must obtain an admission ticket in advance. Admission tickets can be printed by accessing the “Register for Meeting” link at www.proxyvote.com and following the instructions provided (you will need the 16-digit control number included on your proxy card, voting instruction form or Notice). In addition, you will be asked to present proof of ownership of Lamb Weston common stock as of the Record Date and valid government-issued photographic identification, such as a driver’s license, to be admitted into the Annual Meeting. Proof of ownership may take many forms, such as the admission ticket, the Notice, the proxy card, a letter from your broker, bank or other nominee or a photocopy of your current account statement. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted at the Annual Meeting.

2025 ANNUAL MEETING OF STOCKHOLDERS
Stockholders should mail all nominations and proposals to the Corporate Secretary at Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616. You may obtain a copy of our bylaws from the Corporate Secretary by written request to the same address.
Stockholder Proposals for Possible Inclusion in the Company’s 2025 Proxy Statement
Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of stockholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of the release date of our proxy statement for the previous year’s annual meeting. Accordingly, to be considered for inclusion in our 2025 proxy statement, we must receive a stockholder’s submission of a proposal on or before the close of business on April 11, 2025.
If an eligible stockholder, or a group of up to 20 eligible stockholders, desires to have a candidate for election as a director included in the proxy materials (a proxy access nominee) for the 2025 annual meeting of stockholders, such nomination shall conform to the applicable requirements set forth in our bylaws and any applicable SEC regulations concerning the submission and content of proxy access nominations, and must be submitted not earlier than March 12, 2025 and not later than the close of business on April 11, 2025. Such requirements include, without limitation, providing information about the proposed director nominee and the nominating stockholder that is required to be included in a proxy statement under SEC and NYSE rules, any statement by the nominating stockholder about the proposed director nominee to be included in the proxy statement, and any other information that Lamb Weston or the Board requests and determines to include in the proxy statement relating to the proposed director nominee.
Other Proposals and Nominations for the 2025 Annual Meeting
Our bylaws provide that any stockholder proposal, including the nomination of directors, that is sought to be presented directly at the 2025 annual meeting of stockholders but not submitted for inclusion in the proxy statement for the 2025 annual meeting must be received in writing at our principal executive offices no earlier than May 29, 2025, nor later than June 28, 2025. If the date of the 2025 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2024 Annual Meeting, then the stockholder’s written notice must be received no earlier than the 120th day, and no later than the 90th day, prior to the 2025 annual meeting day or the tenth day following public announcement of the meeting date. Our bylaws also specify the information that must accompany the notice.
The proxy card for the 2025 annual meeting will give us discretionary authority with respect to all stockholder proposals properly brought before the 2025 annual meeting that are not included in the proxy statement for the 2025 annual meeting.
Universal Proxy Rules for Director Nominations
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2025 annual meeting, no later than July 28, 2025). However, if the date of the 2025 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting is first made by the Company.

August 9, 2024	Phuong T. Lam Vice President and Corporate Secretary

Appendix A

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LAMB WESTON HOLDINGS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Lamb Weston Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation, dated November 8, 2016 (the “Amended and Restated Certificate of Incorporation”), has been approved and adopted by the Corporation’s Board of Directors and has been duly adopted by a vote of the stockholders of the Corporation, at a meeting duly called, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Amended and Restated Certificate of Incorporation:

1.Article VIII of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“ARTICLE VIII
LIMITATION OF LIABILITY

To the full extent permitted by the Delaware General Corporation Law and any other applicable law currently or hereafter in effect, no Director or officer of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director or officer of the Corporation. No repeal or modification of this Article VIII will adversely affect the protection of any Director or officer of the Corporation provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director or officer of the Corporation occurring prior to the effectiveness of such repeal or modification.

For purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law as the same exists or hereafter may be amended.”

IN WITNESS WHEREOF, Lamb Weston Holdings, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on [September ___], 2024.
LAMB WESTON HOLDINGS, INC.

By:
Name:
Title:
A-1

Appendix B
Reconciliations of Non-GAAP Financial Measures to Reported Amounts
Adjusted EBITDA is considered a non-GAAP financial measure. Lamb Weston’s management uses this non-GAAP financial measure to assist in analyzing what management views as our core operating performance for purposes of business decision making. Management believes that presenting this non-GAAP financial measure provides investors with useful supplemental information because it (i) provides meaningful supplemental information regarding financial performance by excluding impacts of foreign currency exchange rates and unrealized mark-to-market derivative gains and losses and other items affecting comparability between periods, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our core operating performance across periods, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating our financial results. In addition, we believe that the presentation of this non-GAAP financial measure, when considered together with its most directly comparable GAAP financial measure and the reconciliation to the GAAP financial measure, provides investors with additional tools to understand the factors and trends affecting our underlying business than could be obtained absent these disclosures. The non-GAAP financial measure presented in this Proxy Statement should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with GAAP. This measure is not a substitute for its comparable GAAP financial measure, net income, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures. For example, the non-GAAP financial measure presented in this Proxy Statement may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define this non-GAAP financial measure the same way we do.
The following table reconciles net income to Adjusted EBITDA.

	For the Fiscal Years Ended
	May 26, 2024 (a)	May 28, 2023
Net income (b)	$725.5	$1,008.9
Interest expense, net	135.8	109.2
Income tax expense	230.0	224.6
Income from operations including equity method investment earnings (c)	1,091.3	1,342.7
Depreciation and amortization	306.2	247.4
Unrealized derivative (gains) and losses	(24.9)	41.7
Unconsolidated joint venture unrealized derivative losses	—	32.7
Foreign currency exchange losses	10.6	5.5
Items impacting comparability:
Inventory step-up from acquisition	20.7	27.0
Integration and acquisition-related items, net	12.8	(21.8)
Gain on acquisition of interest in joint venture (d)	—	(425.8)
Adjusted EBITDA	$1,416.7	$1,249.4
(a)Fiscal 2024 included the consolidated financial statements of LW EMEA whereas in the first three quarters of fiscal 2023, LW EMEA’s financial results were recorded in “Equity method investment earnings.”
(b)Net income for fiscal 2024 included the following:
i.Approximately $95 million of losses ($72 million after-tax) related to the ERP transition in the fiscal third quarter.
ii.A $95.9 million charge ($72.9 million after-tax, or $0.50 per share) related to a write-off of excess raw potatoes.
iii.An estimated $40 million loss ($30 million after-tax, or $0.20 per share) related to a voluntary product withdrawal.
(c)Income from operations included:
i.Net integration and acquisition-related items were a loss of $12.8 million ($9.6 million after-tax, or $0.07 per share) and a gain of $21.8 million ($12.2 million after-tax, or $0.08 per share) related to actions taken to mitigate the effect of changes in currency rates on the purchase of the remaining equity interest in LW EMEA, net of other acquisition-related costs, for fiscal 2024 and 2023, respectively;
ii.A $20.7 million ($15.4 million after-tax, or $0.11 per share) and $27.0 million ($20.0 million after-tax, or $0.14 per share) charge related to the step-up and sale of inventory following completion of the LW EMEA acquisition for fiscal 2024 and 2023, respectively;
B-1

iii.A $24.9 million unrealized gain ($18.6 million after-tax, or $0.13 per share) and a $74.4 million unrealized loss ($55.4 million after-tax, or $0.38 per share) related to mark-to-market adjustments associated with commodity and currency hedging contracts for fiscal 2024 and 2023, respectively; and
iv.Foreign currency exchange losses of $10.6 million ($8.0 million after-tax, or $0.05 per share) and $5.5 million ($4.1 million after-tax, or $0.03 per share) for fiscal 2024 and 2023, respectively.
(d)Included in Adjusted EBITDA is a gain on acquisition interest in joint ventures of $425.8 million ($379.5 million, or $2.62 per share) of non-cash gains related to the remeasurement of our initial equity interests to fair value, including a $410.7 million non-cash gain ($364.4 million after-tax, or $2.52 per share) for LW EMEA and a $15.1 million non-cash gain (before and after-tax, or $0.10 per share) for our joint venture in Argentina.
B-2

LambWeston
SEEING POSSIBILITIES IN POTATOES

LAMB WESTON HOLDINGS, INC.
599 S. RIVERSHORE LANE
EAGLE, ID 83616

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V54105-P16370

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAMB WESTON HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Peter J. Bensen	☐	☐	☐
1b. Charles A. Blixt	☐	☐	☐
1c. Robert J. Coviello	☐	☐	☐
1d. Rita Fisher	☐	☐	☐
1e. André J. Hawaux	☐	☐	☐
1f. W.G. Jurgensen	☐	☐	☐
1g. Hala G. Moddelmog	☐	☐	☐
1h. Robert A. Niblock	☐	☐	☐
1i. Maria Renna Sharpe	☐	☐	☐
1j. Thomas P. Werner	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐
3. Ratification of the Selection of KPMG LLP as Independent Auditors for Fiscal Year 2025.	☐	☐	☐
4. Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware Law.	☐	☐	☐

NOTE: We will transact such other business as may properly come before the meeting or any adjournment thereof.

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V54106-P16370

LAMB WESTON HOLDINGS, INC.
Annual Meeting of Stockholders
September 26, 2024 8:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Phuong T. Lam and Eryk J. Spytek, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LAMB WESTON HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM MDT on September 26, 2024, at 533 S. Rivershore Lane, Eagle, Idaho 83616, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side